                                                                   Exhibit 3













                             BELMAR CAPITAL FUND LLC
                     (a Delaware limited liability company)





                       Limited Liability Company Agreement




















                       To be retained by the Shareholder.

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.  DEFINITIONS...................................................... 1

ARTICLE 2.  THE FUND......................................................... 8
  SECTION 2.1   The Fund..................................................... 8
  SECTION 2.2   Fund Name; Registered Agent and Office;
                 Principal Place of Business................................. 8
  SECTION 2.3   Investment Objective and Fundamental Investment
                 Restrictions................................................ 8
  SECTION 2.4   Purposes, Powers and Privileges.............................. 8

ARTICLE 3.  MANAGEMENT OF THE FUND...........................................11
  SECTION 3.1   The Manager..................................................11
  SECTION 3.2   Limitation of Liability......................................15
  SECTION 3.3   Ownership of Assets of the Fund..............................16

ARTICLE 4.  INTERESTS IN THE FUND AND CAPITAL CONTRIBUTIONS..................17
  SECTION 4.1   Shares of Interest...........................................17
  SECTION 4.2   Issuance of Shares...........................................17
  SECTION 4.3   Capital Contributions by the Manager.........................17
  SECTION 4.4   Capital Contributions by Initial Shareholders................18
  SECTION 4.5   Capital Contributions of Additional Shareholders.............18
  SECTION 4.6   Withdrawal of Capital........................................18
  SECTION 4.7   Nontransferability of Shares.................................18
  SECTION 4.8   Ownership of Shares..........................................19
  SECTION 4.9   No Preemptive Rights.........................................19
  SECTION 4.10  Status of Shares.............................................19

ARTICLE 5.  RIGHTS AND OBLIGATIONS OF SHAREHOLDERS...........................20
  SECTION 5.1   Shareholders.................................................20
  SECTION 5.2   No Liability Obligations of the Fund, BRC, BIC
                 or any Subsidiary...........................................20
  SECTION 5.3   No Right of Management or Authority to Act...................20
  SECTION 5.4   Estate Freeze Election and Relinquishment of
                 Redemption and Voting Rights................................20

ARTICLE 6.  CAPITAL ACCOUNTS AND TAX ALLOCATIONS.............................21
  SECTION 6.1   Capital Accounts for Undivided Shares........... ............21
  SECTION 6.2   Establishment of Capital Accounts for Common Shares and
                 Preferred Shares............................................21
  SECTION 6.3   Restrictions on Capital Accounts.............................22
  SECTION 6.4   Compliance with Treasury Regulations.........................23
  SECTION 6.5   Tax Allocations..............................................23
  SECTION 6.6   Transfer of Capital Accounts.................................24
  SECTION 6.7   Regulatory Allocations.......................................24
  SECTION 6.8   Curative Allocations.........................................25
  SECTION 6.9   Special Allocation of Profit.................................26
  SECTION 6.10  Partnership Classification; Federal Tax Elections............26
  SECTION 6.11  Tax Matters Partner..........................................27

ARTICLE 7.  VALUATION OF FUND ASSETS.........................................28

ARTICLE 8.  DISTRIBUTIONS    28
  SECTION 8.1   Distributions of Current Income; Distributions of
                 Capital Gains; Reinvestment.................................28
  SECTION 8.2   Other Distributions..........................................29
  SECTION 8.3   No Liability for Distributions; No Creditor Status...........30
  SECTION 8.4   Treatment of Taxes Withheld or Paid on Behalf of
                 Shareholders................................................30

ARTICLE 9.  DISSOLUTION AND TERMINATION OF FUND..............................30
  SECTION 9.1   Dissolution..................................................30
  SECTION 9.2   Death or Termination of a Shareholder........................30
  SECTION 9.3   Liquidation of Fund Assets upon Dissolution..................31

ARTICLE 10. REDEMPTION OF SHARES.............................................32
  SECTION 10.1  Redemption by Shareholders and the Fund......................32
  SECTION 10.2  Effecting Redemptions; Time and Method of Distribution.......33
  SECTION 10.3  Tender Offers................................................34
  SECTION 10.4  Redemption Rights of Paired Shares...........................34
  SECTION 10.5  Redemption Practices May Be Changed..........................34

ARTICLE 11. RECORDS AND REPORTS..............................................34
  SECTION 11.1  Books and Records............................................34
  SECTION 11.2  Financial Reports............................................35

ARTICLE 12. AMENDMENTS.......................................................35
 SECTION 12.1   Amendments of this Agreement.................................35
 SECTION 12.2   Amendment of Certificate.....................................35
 SECTION 12.3   Reorganization...............................................35

ARTICLE 13. INDEMNIFICATION..................................................35
 SECTION 13.1   Indemnification of Covered Persons...........................35
 SECTION 13.2   Merged Persons...............................................36
 SECTION 13.3   Shareholders.................................................37

ARTICLE 14. POWER OF ATTORNEY................................................37
 SECTION 14.1   Appointment; Power...........................................37
 SECTION 14.2   Nature of Power..............................................37

ARTICLE 15. GENERAL PROVISIONS...............................................38
 SECTION 15.1   Notices......................................................38
 SECTION 15.2   Applicable Law...............................................38
 SECTION 15.3   Binding Effect...............................................38
 SECTION 15.4   Interest on Capital Accounts; Loans..........................38
 SECTION 15.5   Not a Public Offering........................................38
 SECTION 15.6   Investment Representations...................................39
 SECTION 15.7   Gender and Number............................................39
 SECTION 15.8   Partition....................................................39
 SECTION 15.9   Severability.................................................39
 SECTION 15.10  Agreement, References, Headings..............................39
 SECTION 15.11  Authority of Shareholder Entities............................39
 SECTION 15.12  Status of Successor Trustees as Shareholders.................39
 SECTION 15.13  No Personal Liability to Others..............................40
 SECTION 15.14  Indulgences..................................................40

                             BELMAR CAPITAL FUND LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

     This LIMITED LIABILITY COMPANY AGREEMENT of Belmar Capital Fund LLC (the "Fund") is dated as of this 17th day of March, 2000, by and among Eaton Vance Management, a Massachusetts business trust ("Eaton Vance"), as manager of the Fund, and the Shareholders (as defined below) of the Fund.

     WHEREAS, the Fund has been formed as a limited liability company by filing on this date in the office of the Secretary of State of Delaware a Certificate of Formation of the Fund.

     WHEREAS, the Shareholders desire to be admitted to the Fund as members and Shareholders.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to carry on a limited liability company in accordance with the Act (as defined below) and the provisions of this Agreement and subject to the terms and conditions of this Agreement.


                                    ARTICLE 1
                                   DEFINITIONS

     The defined terms used in this Agreement shall have the meanings specified below:

     "Acceptable Securities" means the equity securities determined by the Investment Adviser in its sole discretion to be acceptable for contribution, and which are in fact contributed, to the Fund by the Shareholders as their Capital Contributions.

     "Accountant" means such firm of independent certified public accountants as may be engaged from time to time by the Fund.

     "Act"  means  the   Delaware   Limited   Liability   Company  Act,  6  Del.
C.ss.ss.18-101 et seq., as amended from time to time, and any successor to such Act.

     "Agreement" means this Limited Liability Company Agreement, as it may be amended, restated or supplemented from time to time.

     "Bankruptcy  of the Manager"  means the occurrence of any of the following:
(i) the Manager is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding; (ii) 120 days after the commencement of any proceeding against the Manager seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without the Manager's consent or acquiescence of a trustee, receiver or liquidator of the Manager or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated; or (iii) the Manager makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Manager or of all or any substantial part of its properties.

     "BIC" means Belmar Investment Corporation, a Delaware corporation organized to invest in non-real estate Qualifying Assets.

     "BMR" means Boston Management and Research, a Massachusetts business trust, or any successor corporation or other entity which is wholly-owned by Eaton Vance or Eaton Vance's parent, Eaton Vance Corp. BMR acts as investment adviser of the Portfolio and will act as the initial investment adviser of the Fund.

     "Book Gain" or "Book Loss" means the gain or loss recognized by the Fund for book purposes in any Fiscal Year by reason of a sale or other disposition of any asset. Such Book Gain or Book Loss shall be computed by reference to the Book Value of such asset as of the date of such sale or other disposition, rather than by reference to the tax basis of such asset as of such date, and each and every reference herein to "gain" or "loss" shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

     "Book Value" of an asset means, as of any particular date, the value at which the asset is reflected on the books of the Fund as of such date. The Book Value of all Fund assets shall be adjusted to equal their respective values used to determine Net Asset Value per Share, as determined by the Fund in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), as of the following times: (i) the acquisition of additional Shares by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Fund to a Shareholder of more than a de minimis amount of property or money in exchange for all or part of the Shares owned by such Shareholder; and (iii) the termination of the Fund for federal income tax purposes pursuant to Code Section 708(b)(1)(B); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Fund determines that such adjustments are necessary or appropriate to accurately reflect the economic interests of the Shareholders in the Fund or are otherwise required by Treasury Regulations Section 1.704-1(b)(2)(iv).

     "BRC" means Belmar Realty Corporation, a Delaware corporation organized to invest in real estate Qualifying Assets.

     "business day" means any day on which the New York Stock Exchange is open for trading.

     "By-Laws" means the By-Laws of the Fund adopted by the Manager, as amended from time to time.

     "Capital Account" means the capital account of a Shareholder established and maintained in accordance with this Agreement and the Treasury Regulations under Section 704 of the Code.

     "Capital Contribution" means, with respect to any Shareholder except the Manager, the Exchange Value of Acceptable Securities contributed to the Fund by such Shareholder, net of the selling commission paid by the Fund on behalf of such Shareholder, if any.

     "Certificate" means the Certificate of Formation of the Fund as provided for pursuant to the Act, as filed in the office of the Secretary of State of Delaware on December 15, 1999, as it may be amended or restated from time to time.

     "Closing" means the Initial Closing or any Subsequent Closing.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import.

     "Common Shares" means the common Share interests created in the division of Undivided Shares pursuant to an effective Estate Freeze Election.

     "Company" means Belvedere Capital Fund Company LLC, a Massachusetts limited liability company.

     "Company Servicing Agreement" means any agreement between the Company and Eaton Vance Distributors, Inc., or between the Company and any sub-agent pursuant to which investor services will be rendered to one or more direct or indirect investors in the Company. The Company Servicing Agreement with any sub-agent may be contained in a sub-agency agreement between Eaton Vance Distributors, Inc. and such sub-agent.

     "Consent of the Shareholders" means the consent or approval of Shareholders holding the lesser of (i) 50% of the outstanding Undivided Shares, (ii) 67% of those Undivided Shares acting on the matter if Shareholders holding more than 50% of the outstanding Undivided Shares have responded to a consent solicitation or (iii) 67% of those Undivided Shares present or represented by proxy at a meeting if Shareholders holding more than 50% of the outstanding Undivided Shares are present or represented by proxy at the meeting. The Manager shall determine the manner of making and obtaining any such Consent, may establish record dates for this purpose, and shall have complete authority to decide all matters in connection therewith. Preferred Shares and Common Shares have no voting, consent or approval rights.

     "Covered Person" has the meaning set forth in Section 3.2 hereof.

     "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, then Depreciation shall be that amount which bears the same relationship to the Book Value of such asset as the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes bears to its adjusted tax basis.

     "Diversified Basket of Securities" means a group of securities that is diversified among at least 10 different issuers such that not more than 25% of the value of the securities are investments in the securities of any one issuer and not more than 50% of the value of the securities are investments in the securities of five or fewer issuers.

     "Effective Date" means the date of this Agreement.

     "Eaton Vance" means Eaton Vance Management, a Massachusetts business trust, or any successor corporation or other entity which is wholly-owned by Eaton Vance's parent, Eaton Vance Corp. Eaton Vance acts as Manager of the Fund and currently owns all outstanding shares of BMR.

     "Estate Freeze Election" means the election by a Shareholder, as to which the Manager has granted its consent, to divide all or a portion of such Shareholder's Shares into Preferred Shares and Common Shares, followed by such division in accordance with the provisions of this Agreement.

     "Exchange Value" means the value of an Acceptable Security contributed at any Closing as of the close of business on the business day immediately preceding such Closing, determined with respect to (i) any security which is freely tradable as the market value of said security and (ii) any Restricted Security as at a discount to the market value of freely tradable securities of the same class in the principal market for said Restricted Security.

     "Fiscal Year" means the taxable year of the Fund selected by the Manager, which is expected to be the calendar year, except that the initial Fiscal Year shall commence on the Effective Date and the final Fiscal Year shall end on the date on which the Fund is terminated under Article 9 hereof. The Manager, in its discretion, may change the Fiscal Year subject to and upon compliance with applicable restrictions and conditions imposed by the Code or the Service.

     "Fund" means the Delaware limited liability company formed under the Act and governed by and subject to the provisions of this Agreement.

     "Fund Minimum Gain" has the same meaning as partnership minimum gain set forth in Treasury Regulations Section 1.704-2(d) and, as provided therein, shall generally be determined by computing, for each Nonrecourse Debt of the Fund, any gain the Fund would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separate amounts of gain so computed.

     "Fund Servicing Agreement" means any agreement between the Fund and Eaton Vance Distributors, Inc., or between the Fund and any sub-agent pursuant to which investor services will be rendered to one or more Shareholders. The Fund Servicing Agreement with any sub-agent may be contained in a sub-agency agreement between Eaton Vance Distributors, Inc. and such sub-agent.

     "Immediate Family" means, with respect to any person, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law of such person, and shall include adoptive relationships.

     "Initial Closing" means the first closing of the Fund, at which the initial Shareholders (other than Eaton Vance which is the organizational member and Shareholder) are admitted to the Fund in exchange for the contribution of Acceptable Securities.

     "Initial Preferred Capital Account" means the Capital Account of Preferred Shares as of the effective date of the Estate Freeze Election establishing such Preferred Shares, determined as set forth in Section 6.2(a) hereof.

     "Investment Adviser" means BMR or any replacement or successor investment adviser of the Fund, in such capacity.

     "Investment Advisory and Administrative Agreement" means the investment advisory and administrative agreement entered into by the Fund and BMR, dated the date hereof, as it may be amended from time to time, and any replacement investment advisory agreement between the Fund and BMR or any replacement or successor investment adviser of the Fund.

     "Investment Property" has the meaning set forth in Section 2.4(b) hereof.

     "Issue Price Per Share" means the price per share at which the Fund will issue Undivided Shares at each Closing, which price will equal the sum of (i) the Fund's Net Asset Value Per Share as of the close of business on the business day preceding the Closing, (ii) the cumulative amount of organizational and start-up costs per Share incurred by the Fund, BRC, BIC and other Subsidiaries prior to such Closing, and (iii) the cost to the Fund of the preferred stock of BRC acquired by the Fund and donated to charitable organizations prior to such Closing. At the Initial Closing the Issue Price Per Share shall be $100.

     "Manager" means Eaton Vance in its capacity as the manager of the Fund and any other Person who or that becomes a substituted or successor Manager as provided herein.

     "marketable equity security" means an equity security for which market quotations are readily available.

     "Memorandum" means the Confidential Private Placement Memorandum of the Fund dated December 15, 1999, prepared in connection with the offering and sale of the Shares, as it may be amended and supplemented from time to time.

     "Minimum Gain" means, as of any particular date, an amount determined with respect to the Fund as of such date in accordance with Treasury Regulations
Section 1.704-2(d).

     "Net Asset Value Per Share" means the total value of the Fund's total assets, less the Fund's accrued and allocated liabilities, divided by the sum of
(i) the number of Undivided Shares then outstanding and (ii) the number of Paired Share Units then outstanding. The assets and liabilities of the Fund shall be calculated in the manner authorized by the Investment Adviser.

     "Net Current Income" has the meaning set forth in Section 8.1 hereof.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Nonrecourse Debt" means any Fund liability to the extent that no Shareholder (or related person within the meaning of Treasury Regulations
Section 1.752-4(b)) bears the economic risk of loss for such liability under Treasury Regulations Section 1.752-2.

     "Nonrecourse  Deductions" has the meaning set forth in Treasury Regulations
Section 1.704-2(c).

     "Paired Share Unit" means the Preferred Share and the Common Share created in the division of one Undivided Share.

     "Person" means any individual, corporation, association, business trust, limited liability company, partnership, joint venture, trust or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

     "Placement Agency Agreement" means the placement agency agreement dated as of December 15, 1999 between the Fund and Eaton Vance Distributors, Inc., as it may be amended from time to time.

     "Portfolio" means Tax-Managed Growth Portfolio, a New York common law trust registered under the 1940 Act as a diversified open-end management investment company.

     "Precontribution Gain" means with respect to any Acceptable Security which a Shareholder contributes to the Fund, (i) the excess of the Exchange Value of such Acceptable Security over its tax basis in the hands of the Fund immediately after such contribution on the date of contribution or, if less, (ii) the excess of the amount realized on a sale or other taxable disposition of such Acceptable Security by the Fund, the Company or the Portfolio over its tax basis.

     "Precontribution Loss" means with respect to any Acceptable Security which a Shareholder contributes to the Fund, the excess of the tax basis of the Acceptable Security in the hands of the Fund immediately after such contribution over the Exchange Value of such Acceptable Security.

     "Preferred Return" means the preferential return of Preferred Shares over the corresponding Common Shares, calculated at a per annum rate equal to 8.5% of the product of (i) 95% and (ii) the initial Capital Contribution made in respect of the Undivided Shares from which such Preferred Shares were derived by the original holder of such Undivided Shares.

     "Preferred Shares" means the preferred Share interests created in the division of Undivided Shares pursuant to an effective Estate Freeze Election.

     "Profit" or "Loss" means, for each Fiscal Year, an amount equal to the Fund's taxable income or loss (as the case may be) for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Fund that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

     (b) Any expenditures of the Fund described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

     (c) In lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

     (d) Book Gain or Book Loss shall be taken into account in lieu of any tax gain or tax loss recognized by the Fund; and

     (e) Items of income, gain, loss, or deduction specially allocated pursuant to Section 6.5 or 6.6 hereof shall not be taken into account.

     "Qualified Purchaser" has the meaning set forth in Section 2(a)(51) of the 1940 Act.

     "Qualifying Assets" means assets that are acquired by the Fund, BRC, BIC or other Subsidiaries in order for the exchange of contributed securities for Shares of the Fund to be non-taxable.

     "Regulatory Allocations" has the meaning given such term in Section 6.6 hereof.

     "Restricted Securities" means, as of any time, Acceptable Securities which are restricted as to disposition at such time by the Fund or Portfolio pursuant to contract or the Securities Act, but shall not include any security if the Fund or Portfolio can then sell its holdings of such security pursuant to the provisions of Rule 144 under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service" means the Internal Revenue Service.

     "Share of Minimum Gain" means, at a particular time with respect to a Shareholder, the amount of partnership minimum gain determined with respect to such Shareholder as of such time in accordance with Treasury Regulations Section 1.704-2(g)(1).

     "Shareholder" or "Shareholders" means any and all of those Persons (including the Person designated as Manager) designated as Shareholders on the books and records of the Fund, as they may be amended from time to time, together with any Person who becomes a substituted or additional Shareholder as provided herein, in such Person's capacity as a Shareholder of the Fund. Each Shareholder designated as such on the books and records of the Fund is admitted as a member of the Fund within the meaning of the Act, and is a holder of record of Shares of the Fund. Only those Persons so designated are deemed to be Shareholders for all purposes of this Agreement and the Act.

     "Shareholder Nonrecourse Debt Minimum Gain" shall be determined in the same manner as partner nonrecourse minimum gain in Treasury Regulations Section 1.704-2(i)(3) and, as provided therein, shall generally be the amount, with respect to each Shareholder Nonrecourse Debt, equal to the Fund Minimum Gain that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Debt.

     "Shareholder Nonrecourse Debt" means any Fund liability to the extent such liability is nonrecourse for purposes of Treasury Regulations Section 1.1001-2 and a Shareholder (or related person within the meaning of Treasury Regulation
Section 1.752-4(b)) bears the economic risk of loss with respect to such liability under Treasury Regulations Section 1.752-2.

     "Shareholder Nonrecourse Deductions" shall be determined in the manner set forth with respect to partnership nonrecourse deductions in Treasury Regulations
Section 1.704-2(i)(2).

     "Shares" means, except where the context requires otherwise, all of the various limited liability company interests in the Fund in the form of shares issued by the Fund from time to time. "Shares" will, except where the context requires otherwise, include (i) the undivided interests in the Fund as to which no Estate Freeze Election has been made and is in effect, (ii) interests in the Fund representing Common Shares resulting from an Estate Freeze Election, (iii) interests in the Fund representing Preferred Shares resulting from an Estate Freeze Election, (iv) undivided interests in the Fund created by the automatic conversion of Preferred Shares and Common Shares, and (v) fractions of any of the foregoing.

     "Special  Precontribution  Gain  Distribution" has the meaning set forth in
Section 8.1(c) hereof.

     "sub-agent" means any sub-agent appointed by Eaton Vance Distributors, Inc. with respect to the private offering and sale of the Shares.

     "Subsequent Closing" means any Closing which may be held in the discretion of the Manager to admit additional Shareholders and/or to receive additional Capital Contributions by any Shareholder after the Initial Closing.

     "Subsidiary"  means a  corporation  of which fifty percent (50%) or more of
(i) the combined voting power of all classes of stock entitled to vote or (ii) the total value of shares of all classes of stock outstanding is owned, directly or indirectly, by the Fund.

     "Tax Matters Partner" means the Person designated as the Tax Matters Partner in accordance with Section 6.11 of this Agreement.

     "Tender Security" has the meaning set forth in Section 10.3 hereof.

     "Treasury Regulations" means the Federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

     "Twenty Year Period" shall mean, with respect to a Paired Share Unit, the period commencing on the date when the Undivided Share attributable thereto was initially issued to the original holder thereof and ending twenty years from such date.

     "Undivided Shares" means those Shares as to which no Estate Freeze Election has been made and is in effect and those Shares resulting from the automatic conversion of Preferred Shares and Common Shares.

                                   ARTICLE 2
                                    THE FUND

     2.1 THE FUND. The Manager and Shareholders agree to carry on the business of the Fund pursuant to the Act, this Agreement and the By-Laws. The rights, powers and duties of the Manager and Shareholders shall be governed by the provisions of this Agreement and the By-Laws. The Fund has been formed as of the Effective Date hereof by the filing of the Certificate in the office of the Secretary of State of Delaware. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the formation of the Fund.

     2.2 FUND NAME; REGISTERED AGENT AND OFFICE; PRINCIPAL PLACE OF BUSINESS. The Fund shall be known as "Belmar Capital Fund LLC." The business of the Fund may be conducted upon compliance with all applicable laws under any other name designated by the Manager. The Fund's initial registered agent and office in the State of Delaware shall be the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Manager may designate another registered agent and/or registered office in the State of Delaware from time to time. The principal place of business of the Fund initially shall be at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109. The Manager may change the location of the Fund's principal place of business to another location from time to time.

     2.3 INVESTMENT OBJECTIVE AND FUNDAMENTAL INVESTMENT RESTRICTIONS. The Fund's investment objective is to achieve long-term after-tax returns for
Shareholders. The Fund has adopted the following fundamental investment restrictions:

     (a) The Fund will not engage in the underwriting of securities.

     (b) With respect to 75% of its total assets, the Fund will not, whether by reason of its direct investments, its investments held through any directly or indirectly controlled subsidiaries of the Fund, or its indirect interest in the securities which are directly held by the Portfolio, invest more than 5% of its total assets (taken at current value) in the securities or investments of any one issuer (except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies), but this restriction shall not apply to the Fund's direct investment in shares of the Company, the Fund's indirect investment in the Portfolio held through the Company or the Fund's investment in securities issued by any directly or indirectly controlled subsidiaries of the Fund.

     (c) The Fund will not, whether by reason of its direct investments, its investments held through any directly or indirectly controlled subsidiaries of the Fund, or its indirect interest in the securities which are directly held by the Portfolio, invest more than 25% of its total assets (taken at current value) in any one industry (or, with respect to real estate, in any one sector of the real estate market), but this restriction shall not apply to the Fund's direct investment in shares of the Company, the Fund's indirect investment in the Portfolio held through the Company or the Fund's investments in securities issued by any directly or indirectly controlled subsidiaries of the Fund.

     This Section 2.3 and the foregoing investment objective and fundamental investment restrictions may not be changed or eliminated without the Consent of the Shareholders.

     2.4 PURPOSES, POWERS AND PRIVILEGES. In furtherance of its investment objective, the Fund shall have the following purposes, powers and privileges and is specifically authorized:

     (a) to acquire shares of the Company (which invests exclusively in the Portfolio), to acquire securities issued by BRC, BIC and other Subsidiaries, to acquire Qualifying Assets, to engage in the other investment activities referred to in the Memorandum, and to conduct, operate and carry on the business of a private limited liability investment company;

     (b) to hold cash and cash equivalents; to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities (including restricted or illiquid securities and shares or other interests in the Company), real estate and all types of interests therein, personal property and all types of interests therein, commodities and other assets, including, without limitation, all types of stocks, shares (including shares issued by the Company), futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, participations, evidences of ownership, guarantees, rights, warrants, options or evidences of indebtedness issued or created by or guaranteed by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district of possession thereof, or by any corporation, association, business trust, limited liability company, joint venture, partnership, trust or other entity (whether public or private) organized or existing under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country or other jurisdiction, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to use various investment techniques, including, but not limited to, the purchase and sale of derivative instruments, the purchase and sale of stock index futures contracts and options on stock index futures, the purchase and sale of options on securities, the purchase and sale of forward currency exchange contracts and currency futures, equity swaps, short sales and interest rate hedges; to hold or dispose of such other investment property (or interest therein) of any kind or nature, real or personal, tangible or intangible as may be received by the Fund as distributions on, or with respect to, securities held directly or indirectly by the Fund (all such investment property or interests which are not securities being herein sometimes referred to as "Investment Property"), provided, however, that the Fund shall not have the power to derive items of income to the extent that such income would cause the Fund to fail to qualify under the 90% test in Section 7704(c)(2) of the Code; and to pay for the same in cash or by the issue of Shares, bonds, notes or other securities of the Fund or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any such investments;

     (c) to purchase, hold, sell, transfer, lease and otherwise acquire, dispose of and exercise all rights, privileges and other incidents of ownership or possession with respect to all such investments of every kind and description including, without limitation, the rights to receive, exchange, trade, consent and otherwise deal in and with all such investments, with the power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any such investments, and, if the Manager deems it necessary or appropriate to preserve the value of Fund property, to participate in the management, control and operation of the business and affairs of entities which have issued securities;

     (d) to employ one or more investment advisers, escrow agents, administrators or other persons, which may include the Investment Adviser or an affiliate of the Manager, to manage any or all of the Fund's investments and pay compensation and fees for such services;

     (e) to open, maintain and close accounts with brokers and pay fees and charges applicable to transactions in all such accounts;

     (f) to open, maintain and close bank accounts and draw checks and other orders for the payment of money;

     (g) to engage attorneys, accountants, consultants or other such Persons as may be necessary or advisable to counsel and advise as to the conduct of the business and affairs of the Fund and pay compensation and fees for such services;

     (h) to establish, have, maintain or close one or more offices, and in connection therewith to rent or acquire office space, engage personnel and do such other acts as may be advisable or necessary in connection with such offices and personnel;

     (i) to acquire by purchase, exchange, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Fund;

     (j) to borrow money, on a secured or unsecured basis, or otherwise obtain credit, in order to obtain funds to acquire Qualifying Assets and securities issued by Subsidiaries, to pay formation, organizational and start-up costs, the costs of qualifying BRC as a real estate investment trust, placement fees and investment advisory fees, or in furtherance of any other purposes of the Fund; to refinance any Fund indebtedness, issue evidences of indebtedness to evidence such borrowings, and secure the same by mortgage, pledge or other lien on all or any investments or other assets of the Fund;

     (k) to prepay, in whole or in part, and refinance, recast, increase, modify
or  extend  any  indebtedness  and  in  connection   therewith  to  execute  any
extensions, renewals or modifications of, any mortgage, pledge or other lien;

     (l) to enter into, perform and carry out contracts of any kind, necessary, convenient or incidental to the accomplishment of the purposes, powers and privileges of the Fund, including, without limitation, the execution and delivery of all agreements, certificates, instruments or documents required by lenders to the Fund;

     (m)  to  execute  contracts  with  banks,  lenders,   investment  advisers,
governmental agencies and other Persons, including, without limitation, any documents required in connection with any loan to the Fund;

     (n) to enter into, perform and carry out contracts incident to the foregoing which may be lawfully carried out or performed by a limited liability company under the laws of the State of Delaware;

     (o) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds, securities or other assets of the Fund, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

     (p) to conduct its business, promote its purposes, and carry on its activities and operations in any and all of its branches and maintain offices both within and without the State of Delaware and the Commonwealth of Massachusetts, in any and all States of the United States of America, including the District of Columbia; and

     (q) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, or attainment of any of the businesses, activities and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses, activities and purposes and which might be engaged in or carried on by a limited liability company formed under the Act; to enter into, make and perform all contracts and other undertakings and engage in all activities as the Manager may deem necessary or advisable to carry out the investment objective or any purpose, power or privilege of the Fund; to indemnify and guarantee the obligations of BRC, BIC, Subsidiaries or other Persons; to organize or form other limited liability companies and other entities and to act as manager of the same; and to exercise any and all powers and privileges that a natural person could exercise and to have and exercise all of the powers and privileges conferred by the laws of the State of Delaware upon a Delaware limited liability company.

     The foregoing provisions of this Section 2.4 shall be construed together as purposes, powers and privileges and each as an independent purpose, power and privilege.

                                    ARTICLE 3
                             MANAGEMENT OF THE FUND

     3.1 THE MANAGER.

     (a) The Shareholders designate Eaton Vance as the initial Manager of the Fund. The complete and entire management, control and operation of the Fund is vested exclusively in the Manager, which is hereby empowered to exercise all the powers and privileges of the Fund. No Shareholder other than the Manager shall have any right, power or authority to manage, control or operate the Fund. The Manager is hereby designated as an authorized person within the meaning of the Act.

     (b) The Manager shall have all rights, powers and authority necessary, convenient or desirable to carry out or implement the investment objective and purposes of the Fund, including, without limitation, the powers and privileges referred to in Article 2. Without limiting the generality of the foregoing, the Manager shall have full right, power and authority in the name and on behalf of the Fund:

          (i) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Manager shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Manager shall deem proper;

          (ii) To hold any security, property or Qualifying Assets in bearer, unregistered or other negotiable form or in the name of the Fund or a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          (iii) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or other entity, any security of which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or other entity, and to pay calls or subscriptions with respect to any security held in the Fund;

          (iv) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Manager shall deem appropriate, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Manager shall deem appropriate;

          (v) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Fund or any matter in controversy;

          (vi) To enter into joint ventures, general or limited partnerships and any other combinations or associations; and to form and organize one or more Subsidiaries of the Fund and to carry on such of the Fund's investment and business operations and activities through such Subsidiaries as the Manager deems desirable or appropriate;

          (vii) To purchase and pay for entirely out of Fund property such insurance as the Manager may deem necessary or appropriate for the conduct of the business of the Fund, including, without limitation, insurance policies insuring the assets of the Fund and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Manager, Investment Adviser, officers, employees, agents (including placement agents) or independent contractors of the Fund individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Manager, Investment Adviser, officer, employee, agent (including placement agent) or independent contractor, including any action taken or omitted that may be determined to constitute negligence, breach of duty or other wrongdoing, whether or not the Fund would have the power to indemnify such Person against such liability;

          (viii) To change the registered office of the Fund in Delaware, the registered agent in Delaware for service of process on the Fund, and the resident agent in Massachusetts for the service of process on the Fund;

          (ix) Subject to Article 12 hereof, to amend, restate and supplement this Agreement from time to time, and to reorganize the Fund;

          (x) To sell or otherwise dispose of all or substantially all of the assets of the Fund;

          (xi) To appoint officers of the Fund and to determine their duties, powers and authority;

          (xii) To adopt By-Laws which may contain provisions relating to the business and activities of the Fund, the conduct of its affairs and its rights, powers and privileges, or the rights, powers, duties or authority of the Manager, Investment Adviser, Shareholders, officers, employees or agents of the Fund, and to amend, supplement or repeal the same (and such By-Laws are hereby deemed to be incorporated and included in this Agreement), and to adopt rules, regulations and additional provisions relating to any matter referred to in this Agreement or the By-Laws or concerning the business, affairs, activities, investments or operations of the Fund;

          (xiii) To establish the methods and procedures for obtaining any consent or approval of the Shareholders required by this Agreement (including, without limitation, the calling and holding of Shareholder meetings, the solicitation of proxies or consents, and the establishment of record dates in connection therewith), and the Manager shall have complete authority to decide all matters in connection therewith, which decisions shall be conclusive and binding on all Persons interested;

          (xiv) To establish record dates with respect to any allocation or distribution which may be made by or on behalf of the Fund;

          (xv) To employ one or more custodians, subcustodians, depositors, administrators, transfer agents, shareholder servicing agents, agents for the private offering and sale of Shares, consultants, attorneys, accountants, appraisers, experts and such other agents and Persons as the Manager may deem appropriate;

          (xvi) To delegate to any officer, employee, agent or other Person such of its rights, powers, duties or authority as the Manager may consider necessary, convenient or desirable, including, without limitation, the keeping of books and records and the making of allocations described in this Agreement, the determination of items of the Fund's income, gain, loss, deduction, basis, amount realized and credit (and the character and source of such items), the determination of the Fund's net income, total assets, liabilities and Net Asset Value per Share, and the valuation of any security or asset held by the Fund;

          (xvii) To execute, acknowledge and deliver such deeds, agreements, instruments, certificates and other documents as it may deem necessary, appropriate or desirable from time to time; and

          (xviii) To have and exercise all of the rights, powers, privileges and authority of the Manager of a Delaware limited liability company provided under the Act or as otherwise permitted by law, custom or business practice.

     Further, without limiting the generality of the foregoing, the Manager shall have full power and authority to incur and pay out of the principal or income of the Fund such expenses and liabilities as may be deemed by the Manager to be necessary, proper or desirable for the business, activities or purposes of the Fund.

     Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, whether by or pursuant to the authority granted by the Manager, as to: the amount of the assets, debts, obligations or liabilities of the Fund or its Shareholders; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the cost of any investment or other asset owned or held by the Fund; the value of any investment or other asset of the Fund; the number of Shares outstanding; the estimated expense to the Fund in connection with the issue and sale of its Shares; the ability to liquidate investments in an orderly fashion; the extent to which it is practicable to deliver a selection of securities to satisfy a redemption of Shares; and as to any and all other matters relating to the issue, sale, redemption, transfer and/or other acquisition or disposition of investments or Shares of the Fund, shall in each and all cases be final and conclusive, and shall be binding upon the Fund and its Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     The Manager or any organization with which the Manager may be affiliated or associated also may act as broker for the Fund in making purchases and sales of investments for or to the Fund for its portfolio, and may charge and receive from the Fund the usual and customary commission for such service. Any organization with which the Manager may be affiliated or associated in acting as broker for the Fund shall be responsible only for the proper execution of transactions in accordance with the instructions of the Fund and shall be subject to no further liability of any sort whatsoever.

     Neither the Fund nor any Subsidiary initially intends to acquire commodities, futures contracts or commodity options if as a result thereof the Manager or the Investment Adviser would be required to register as a commodity pool operator with the Commodity Futures Trading Commission. If the Manager or Investment Adviser determines that it would be in the best interests of the Fund or any Subsidiary to engage in transactions in commodities, futures contracts or commodity options in a manner that such registration may be required, the Manager or Investment Adviser may at such time register or use an affiliate or an unrelated third party that is registered with the Commodity Futures Trading Commission as a commodity pool operator.

     (c) The Manager, in the name and on behalf of the Fund, is specifically authorized to enter into the Investment Advisory and Administrative Agreement for the management of the assets of the Fund and the provision of certain administrative services. Said agreement may contain such provisions and provide for such compensation to the Investment Adviser as the Manager in its sole discretion may determine, and may authorize the Investment Adviser to make all decisions regarding the Fund's assets and, among other things, to find, evaluate, structure, monitor and liquidate, upon dissolution or otherwise, such assets and in connection therewith to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements or other instruments, including, but not limited to, contracts with one or more banks, trust companies, broker-dealers, investment firms, consultants or other investment advisers, including affiliates or associates of the Investment Adviser, for the performance of such duties, functions or activities as the Investment Adviser may determine, including the investment and reinvestment of the Fund's Qualifying Assets and the execution of securities and other transactions. Each Shareholder, by becoming such, acknowledges and agrees that the Investment Adviser shall be entitled to compensation as investment adviser to the Fund to the extent provided for in the Investment Advisory and Administrative Agreement. Each Shareholder, by becoming such, acknowledges and agrees that the Investment Adviser may also act as manager of BRC, BIC and other Subsidiaries pursuant to agreements with such entities and shall be entitled to receive the compensation and fees set forth in such agreements.

     (d) Any affiliate or associate of the Manager may act as a placement agent (with authority to appoint sub-agents) with respect to the private offering and sale of Shares, and the Manager is authorized, in the name and on behalf of the Fund, to execute and deliver the Placement Agency Agreement. Any such affiliate or associate may also provide services to the Shareholders and assist the sub-agents in providing services to investors in the Fund and receive compensation therefor from the Company and from the Fund, and may also assign its servicing responsibilities and compensation therefor to one or more sub-agents. Sub-agents which provide such services may also receive compensation therefor from the Company and from the Fund. Each Shareholder, by becoming such, acknowledges and agrees that Eaton Vance Distributors, Inc. shall be entitled to the compensation and fees to the extent provided in its Placement Agency Agreement, its Company Servicing Agreement and its Fund Servicing Agreement, and that each sub-agent may receive the compensation provided in its Company Servicing Agreement and its Fund Servicing Agreement.

     (e) The Manager shall devote such time and effort to the affairs and business of the Fund as is sufficient to allow the Fund to pursue its investment objective. The Manager may, directly and indirectly, devote substantial time and effort to other business endeavors, activities and ventures, including, without limitation, acting as investment adviser of investment companies and rendering investment advice and other services to investment trusts, limited liability companies, partnerships and other entities with an investment objective similar to the Fund, and neither the Fund nor any Shareholder as such shall have any interest therein. Each Shareholder, by acquiring Shares, acknowledges and agrees that the Manager, the affiliates, associates, officers, employees and trustee of the Manager and any officers and employees of the Fund may (i) engage in, pursue or have an interest in, directly or indirectly, other business endeavors, activities and ventures of any kind, nature or description, independently or with other Persons, and whether or not such endeavors, activities or ventures are competitive with the activities or operations of the Fund, and (ii) contract or enter into any financial, advisory or other transaction with any Shareholder or any corporation or other entity whose securities or other assets are held by the Fund or the Portfolio or may be interested in any such contract or transaction; and that none of the foregoing Persons shall be liable to account to the Fund or the Shareholders for any profit or benefit made or derived thereby or in connection therewith.

     (f) Third parties and other Persons dealing with the Fund are entitled to rely conclusively on the authority of the Manager to bind and act for the Fund, and to assume without inquiry that any necessary consents (if any should ever be required) of Shareholders have been obtained.

     (g) The Fund may have dealings and enter into transactions with the Person designated as the Manager and affiliates and associates of the Manager. The Fund may engage the Person designated as the Manager and/or affiliates and associates of the Manager to provide various services to the Fund or its Shareholders and in return for such services may pay compensation and other fees to the Person designated as the Manager and/or affiliates and associates of the Manager, in such amounts and on such terms as the Manager in its sole discretion shall determine, provided that such terms shall be at least as favorable to the Fund as may reasonably be expected to be obtained from unrelated third parties. Each Shareholder, by acquiring Shares, acknowledges and agrees, without limiting the generality of the foregoing, that BMR and Eaton Vance Distributors, Inc. shall be entitled to receive the compensation, fees and commissions described in the Memorandum.

     (h) Anything in this Agreement to the contrary notwithstanding, the Manager may at any time resign if (i) the Manager has designated and admitted to the Fund as a successor Manager any corporation, trust, business trust, limited liability company, partnership or other entity that is wholly-owned, directly or indirectly by Eaton Vance's parent, Eaton Vance Corp. (provided that such corporation, trust, business trust, limited liability company, partnership or other entity has, or its personnel have, similar management experience to Eaton Vance and that its financial position is at least comparable to that of Eaton Vance) and each of the Shareholders, by acquiring Shares of the Fund, hereby consents to the admission of such successor Manager; or (ii) the Manager, with the Consent of the Shareholders, has designated and admitted a substitute Manager; provided that any such succession or substitution shall be effective upon such resignation and shall not in the opinion of tax counsel to the Fund adversely affect the classification of the Fund as a partnership for Federal income tax purposes. In the case of the Bankruptcy of the Manager (herein in such event called a "Bankrupt Manager") those Shareholders holding a majority of the outstanding Undivided Shares shall have the right to designate and admit to the Fund a substitute Manager by filing written consents to such action with the records of the Fund. The Bankrupt Manager or its legal representative shall give such Shareholders prior notice if practicable or prompt notice of any Bankruptcy of the Manager. From and after the date of the designation and admission of the substitute Manager by such Shareholders, the Bankrupt Manager's Shares shall be assigned to the successor Manager, such Bankrupt Manager shall have no further interest in the Fund and, except as hereinafter otherwise provided in this
Section 3.1(h), shall not be entitled to any payment or other compensation for its previously held Shares, and neither the Fund nor the Shareholders shall be liable in any manner to the Bankrupt Manager as a result thereof. The Bankrupt Manager shall be forthwith entitled to receive from the successor Manager an amount, in cash, equal to the Net Asset Value Per Share multiplied by the number of Shares so assigned to the successor Manager. If such Shareholders fail to designate and admit a successor Manager, the Bankrupt Manager shall continue as the Manager of the Fund. Neither the Bankruptcy of the Manager nor any other action taken pursuant to and in accordance with this Section 3.1(h) shall cause a dissolution or termination of the Fund.

     (i) There shall be no more than one Manager of the Fund at any one time. The Manager shall be required to be a Shareholder of the Fund. Unless and until a successor or substitute Manager has been designated and admitted in accordance with Section 3.1(h), the Manager shall not voluntarily resign or sell, transfer, pledge or otherwise dispose of (except by way of redemption of part of its Shares pursuant to Article 10) all or any part of its Shares.

     3.2 LIMITATION OF LIABILITY. Each Person who is or was (i) a Manager or an Investment Adviser, or (ii) an affiliate, associate, officer, employee or trustee of a Manager or of an Investment Adviser, (iii) an officer or employee of the Fund or (iv) a manager, director, officer or employee of BRC, BIC or any other Subsidiary (each, a "Covered Person", and collectively, the "Covered Persons"), when acting in their respective capacities in connection with the business or affairs of the Fund, BRC, BIC or any other Subsidiary, shall not be liable to any Person (including, without limitation, the Fund or a Shareholder) for any act, omission or obligation of the Fund, BRC, BIC, any other Subsidiary, Manager, Investment Adviser or Covered Person or for breach of any duty to the Fund, BRC, BIC or any other Subsidiary. Notwithstanding anything in this Agreement to the contrary, the Manager and the Investment Adviser shall not be responsible or liable to the Fund or a Shareholder in any event for any mistake, error, neglect, wrongdoing or breach of duty of any Covered Person or for losses attributable thereto, nor shall any Manager, Investment Adviser or Covered Person be liable or responsible to the Fund or a Shareholder for the act, omission, obligation or breach of duty of any other Manager, Investment Adviser or Covered Person; provided that nothing in this paragraph shall be deemed to exonerate a Manager, Investment Adviser or Covered Person from liability to the Fund or any Shareholder who has been finally adjudicated by a court or other body before which a proceeding was brought not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and to be liable to the Fund or to such Shareholder by reason thereof.

     Each Covered Person shall, in the performance of such Covered Person's duties (whether or not the Fund would have the power to indemnify such Covered Person against liability), be fully and completely justified and protected with regard to any act or failure to act resulting in or from reliance in good faith upon (i) the provisions of this Agreement or of the By-Laws, (ii) the books of account or other records of the Fund, BRC, BIC or any other Subsidiary, (iii) advice of counsel, or (iv) information, opinions, statements or reports made, presented or given to the Fund, BRC, BIC or any other Subsidiary, the Manager or the Investment Adviser by any of their respective officers or employees or by any attorney, accountant, appraiser, expert, consultant or other Person selected with reasonable care by or on behalf of the Manager or the Investment Adviser.

     The Manager, the Investment Adviser and all other Covered Persons shall not be personally liable for the payment or repayment of any amounts standing in the account of a Shareholder including, but not limited to, the Capital Contributions of such Shareholder. Any such payment or repayment, if required to be made, shall be made solely from the assets of the Fund.

     In addition, the Manager, the Investment Adviser and all other Covered Persons shall not be liable to the Fund or any Shareholder by reason of (i) any tax liabilities incurred by the Shareholders (including, without limitation, as a result of their contribution of securities to the Fund in exchange for Shares or upon the exchange of such securities from the Fund into the Company or from the Company into the Portfolio or as a result of any sale or distribution of any such securities); (ii) any failure to withhold income tax under federal or state tax laws with respect to income or gains allocated to the Shareholders; (iii) any change in the federal or state tax laws or regulations or in the interpretations thereof as they may apply to the Fund, BRC, BIC, any other Subsidiary, the Company, the Portfolio or the Shareholders, whether such change or interpretation occurs through legislative, judicial or administrative action; or (iv) any failure of BRC to qualify as a real estate investment trust under the Code.

     Every note, bond, agreement, instrument, certificate, Share, undertaking or other document and every other act or thing whatsoever executed or done by the Manager, the Investment Adviser or a Covered Person or any of them on behalf of the Fund, in connection with the Fund's business, shall be deemed conclusively to have been executed or done only in such Person's capacity as Manager, Investment Adviser or Covered Person, and such Manager, Investment Adviser or Covered Person shall not be personally liable thereon to any Person.

     To the extent that, at law or in equity, the Manager, the Investment Adviser or a Covered Person has duties (including fiduciary duties) and liabilities relating thereto, whether to the Fund, BRC, BIC or any Subsidiary or to the Shareholders, the Manager, Investment Adviser or Covered Person acting in connection with the business or affairs of the Fund, BRC, BIC or any other Subsidiary shall not be liable to the Fund or to any Shareholder for such Manager's, Investment Adviser's or Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict, limit or eliminate the duties and liabilities of the Manager, the Investment Adviser or a Covered Person otherwise existing at law or in equity, are agreed by the Shareholders to replace such other duties and liabilities of the Manager, Investment Adviser or Covered Person.

     3.3 OWNERSHIP OF ASSETS OF THE FUND. Title to all of the assets of the Fund shall at all times be vested in the Fund as a separate legal entity under the Act. Securities owned by the Fund may be registered in or made payable to, and title to Qualifying Assets which are not securities or any item of Investment Property may be held by, the Fund in its name or the name of a nominee or agent or in a "street" name. Any issuer of securities, transfer agent or other person called upon to transfer any security, Qualifying Asset or item of Investment Property to or from the name of the Fund shall be entitled to rely on instructions or assignments signed or purporting to be signed by the Manager without inquiry as to the authority of the Person so acting or as to the validity of any transfer to or from the name of the Fund. At any time of transfer, unless notified in writing to the contrary, such issuer, transfer agent or other Person may act on the basis that the Fund is still in existence and this Agreement is in full force and effect.

                                    ARTICLE 4
                 INTERESTS IN THE FUND AND CAPITAL CONTRIBUTIONS

     4.1 (a) SHARES OF INTEREST. The limited liability company interests in the Fund shall at all times be divided into Shares, without par value, which may be issued (without any prior authorization of the Shareholders) from time to time in such amounts and for such consideration as the Fund may deem appropriate. The number of Shares authorized to be issued shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. From time to time the Fund may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate interests in the Fund. Except as otherwise provided in this Agreement, each Undivided Share shall represent an equal proportionate interest in the Fund with each other Undivided Share and each Paired Share Unit.

     (b) PREFERRED SHARES AND COMMON SHARES. Except as otherwise provided in this Agreement, each outstanding Preferred Share resulting from an effective Estate Freeze Election shall each year be entitled to a preferential return over the corresponding Common Share in the amount of the Preferred Return, which return will cumulate from the effective date of the Estate Freeze Election but not compound, reduced by cumulative distributions to (or attributable to) such Preferred Share in excess of the cumulative prior Preferred Return. Upon termination of the Fund, or upon the earlier redemption of a Preferred Share, such Preferred Share will be entitled to a priority repayment over the corresponding Common Share of the Initial Preferred Capital Account, plus any unpaid cumulative Preferred Return in respect of such Preferred Share (but not to exceed the positive balance in the Capital Account for such Preferred Share). Except as otherwise provided in this Agreement, each outstanding Common Share resulting from an effective Estate Freeze Election shall each year be entitled to all returns, if any, which would have been allocated to the Undivided Share attributable to such Common Share in excess of the preferential return on the corresponding Preferred Share. Upon termination of the Fund, or upon the earlier redemption of a Common Share, the Shareholder owning such Common Share will be entitled to the proportionate positive balance, if any, in the Capital Account for such Common Share. Regardless of the time when Shares are actually divided in the Fund's books and records, the respective Capital Accounts for the Preferred Shares and Common Shares established as a result of such division will be the same as if the division had occurred as of the time when the Shares so divided were initially issued to the original holder thereof and as if such Capital Accounts had been appropriately debited and credited from and after the time of such issuance. Upon the expiration of the Twenty Year Period applicable thereto, Preferred Shares and Common Shares will be automatically converted (without any action on the part of the holders thereof) into full and fractional Undivided Shares based on the relative values thereof on the conversion date. The value of a Preferred Share on its conversion date will be equal to the value of its priority repayment at the close of business on such date. The value of a Common Share on its conversion date will be equal to the proportionate positive balance in the Capital Account for such Common Share at the close of business on such date.

     4.2 ISSUANCE OF SHARES. The Fund is authorized to issue or authorize the issuance of full and fractional Shares and to fix the price or the consideration (whether in cash and/or such other property, real or personal, tangible or intangible, including without limitation the securities of other entities) or the minimum consideration for such Shares, all in such manner as the Fund shall from time to time determine. Shares may be issued in fractional denominations to the same extent as whole Shares. Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, except as otherwise provided in this Agreement. Shares shall be issued in book entry form, and no certificates shall be issued for Shares except as the Fund shall otherwise determine from time to time.

     4.3 CAPITAL CONTRIBUTIONS BY THE MANAGER. Eaton Vance as the organizational member purchased for cash 1,050 Undivided Shares at the purchase price of $100 per Share and was admitted as the organizational Shareholder of the Fund. At its discretion, the Manager may purchase additional Undivided Shares prior to or at the Initial Closing and thereafter from time to time. Additional Undivided Shares acquired by the Manager at the Initial Closing will be purchased at a price of $100 per Share, and any additional Undivided Shares purchased by the Manager at any subsequent time will be acquired at the Issue Price Per Share as of such date. Capital Contributions of the Manager are not subject to selling commissions.

     4.4 CAPITAL CONTRIBUTIONS BY INITIAL SHAREHOLDERS. At the Initial Closing, the initial Shareholders shall purchase full and fractional Undivided Shares (rounded to the nearest 1/1000) at a purchase price of $100 per Share, and shall contribute to the capital of the Fund their Capital Contributions in the form of Acceptable Securities. The Capital Contributions of each initial Shareholder will be net of the selling commissions paid by the Fund on behalf of such Shareholder, if any. The Initial Closing of the sale of Shares will be consummated in the manner described in the Memorandum.

     4.5 CAPITAL CONTRIBUTIONS OF ADDITIONAL SHAREHOLDERS. Upon the admission of additional Shareholders or upon an additional Capital Contribution by an existing Shareholder as provided in Section 5.1 at any Subsequent Closing, each such Shareholder shall purchase full and fractional Undivided Shares (rounded to the nearest 1/1,000) at a purchase price equal to the Issue Price Per Share prior to giving effect to such purchase as of the date of such Subsequent Closing, and shall contribute to the capital of the Fund a Capital Contribution in the form of Acceptable Securities. At any Subsequent Closing, the Capital Contribution of each such Shareholder will be net of the selling commissions paid by the Fund on behalf of such Shareholder at such Closing, if any.

     4.6 WITHDRAWAL OF CAPITAL. Except as specifically provided in Article 10 and elsewhere in this Agreement, no Shareholder shall have the right (a) to resign or to withdraw from the Fund all or any part of such Shareholder's Capital Contribution or (b) to demand and receive property or cash of the Fund in return for such Shareholder's Capital Contribution.

     4.7 NONTRANSFERABILITY OF SHARES. In no event shall a Shareholder or the legal representative of such Shareholder's estate transfer, sell, alienate, pledge, encumber, assign or otherwise dispose of all or any part of such Shareholder's Shares or any interest therein whether voluntarily, involuntarily, by operation of law, at judicial sale or otherwise, without the prior written consent of the Manager, which consent may be withheld in its sole discretion for any reason or for no reason; provided, however, that upon the death of a Shareholder the interest in such Shareholder's Shares may be transferred by operation of law to his estate, and provided further that, in the absence of the foregoing written consent of the Manager, such estate will be entitled only to the deceased Shareholder's economic interest in the profits, losses and capital of the Fund but will not be entitled to the prior right of the deceased
Shareholder to give consents when required by this Agreement (or otherwise participate in decisions made on behalf of the Fund) or to be admitted to the Fund as a substituted Shareholder. In no event shall a Shareholder transfer, sell, alienate, pledge or otherwise encumber, assign or dispose of all or any part of his Shares unless counsel for the Fund shall have rendered an opinion (unless the delivery of an opinion shall have been waived by the Manager) (i) that such transaction would not violate the Securities Act or applicable state securities or blue sky laws (including investor qualification standards); and
(ii)  that  the  Fund  will  not as a result  thereof  (A) be  considered  to be terminated pursuant to Section 708 of the Code, (B) be classified as an association or a publicly traded partnership taxable as a corporation, or (C) be required to register under the 1940 Act, as then in effect. No Shareholder shall be permitted to sell, assign, transfer, alienate or dispose of such Shareholder's Shares to a minor or incompetent Person, unless in trust for the benefit of such Person. Any Person desiring to consummate a transfer or other disposition of Shares shall execute and deliver to the Fund such instruments, agreements and other documents as the Manager may require. Any Person desiring to become a substituted Shareholder shall execute and deliver to the Fund such representations, instruments, agreements, powers of attorney and other documents, including an agreement to be bound by this Agreement, as the Manager may deem necessary or desirable to effect such substitution. Provided the written consent of the Manager has been obtained, any transferee Shareholder shall be substituted as a Shareholder and shall succeed to all of the rights, privileges, restrictions, obligations and liabilities of the transferor Shareholder. Each Shareholder, by acquiring Shares of the Fund, consents to the admission of any substituted Shareholder pursuant to the terms of this Section
4.7.  If any  transfer  of Shares  pursuant  to this  Section  4.7 (other than a transfer to other Shareholders) shall result in multiple ownership of any Shareholder's interest in the Fund, the Manager may require that one or more trustees or nominees be designated as representing a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and for the purpose of exercising all rights and privileges which the transferor as a Shareholder had pursuant to the provisions of this Agreement. Every transfer or other disposition of Shares shall be subject to all terms, conditions, restrictions and obligations of this Agreement. Each of the Shareholders agrees not to make any transfer or other disposition of Shares except as permitted by the provisions of this Section 4.7, and any act by any Shareholder in violation of this Section 4.7 shall be null and void ab initio. The transferee of Shares shall bear all of the Fund's expenses incurred in connection with any transfer, including, without limitation, reasonable attorneys fees. The Manager may impose additional restrictions on transfers or redemptions of Shares in order to ensure that the Fund (i) will be an exempted issuer described in Section 3(c)(1) or 3(c)(7)(A) of the 1940 Act, (ii) will not be classified as or an association or a publicly traded partnership subject to tax as a corporation or (iii) will not be required to register under the 1940 Act.

     4.8 OWNERSHIP OF SHARES. It is intended that Shares may be purchased and owned only by Persons who are, or who are deemed to be, Qualified Purchasers. Shares that are owned by Persons who received the same from a Qualified Purchaser as a gift or bequest, or in a case in which the transfer was caused by legal separation, divorce, death or other involuntary event, shall be deemed to be owned by a Qualified Purchaser, subject to such rules, regulations and orders as the Securities and Exchange Commission may from time to time prescribe or adopt. The Manager may impose additional restrictions on the ownership of Shares to ensure that the Fund (i) will be an exempted issuer described in Section 3(c)(1) or 3(c)(7)(A) of the 1940 Act, (ii) will not be classified as an association or a publicly traded partnership subject to tax as a corporation or
(iii) will not be required to register under the 1940 Act. The ownership of Shares will be recorded in the books of the Fund or a transfer agent. The record books of the Fund or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each holder. No Shares shall be recorded as being owned by a Shareholder except in accordance with the procedures set forth in Section 5.1 of this Agreement. No certificates certifying the ownership of Shares shall be issued except as the Manager may otherwise determine from time to time.

     4.9 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Fund.

     4.10 STATUS OF SHARES. Shares shall be deemed to be personal property giving only the rights and privileges provided in this Agreement. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Agreement and to have become a party hereto. The death of a Shareholder during the continuance of the Fund shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Manager; and the deceased Shareholder's estate shall only be entitled to the rights of said decedent under this Agreement. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the assets of the Fund or rights to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders to be deemed partners, irrespective of the fact that the Fund is classified as a partnership for federal income tax purposes. Neither the Fund nor the Manager shall have any power to call upon any Shareholder for the payment of any debt or obligation of the Fund or of any sum of money or assessment whatsoever other than such as the Shareholder at any time personally may agree to pay by way of subscription for any Shares or otherwise, but this sentence shall not affect any liability or obligation of a Shareholder under section 18-607 of the Act.

                                    ARTICLE 5
                     RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

     5.1 SHAREHOLDERS. Only those Persons admitted by the Fund as a record owner of Shares shall be considered Shareholders of the Fund. The Fund shall change or adjust, or cause to be changed or adjusted, the Shareholder records from time to time to reflect an effective Estate Freeze Election by a Shareholder, the resignation, withdrawal, addition and substitution of Shareholders and the change in the number of Shares owned by the Shareholders. Shareholders may be substituted in accordance with Section 4.7 of this Agreement, and additional Shareholders may be admitted to the Fund and/or existing Shareholders may make additional Capital Contributions, at any Subsequent Closing or Subsequent Closings, in the sole discretion of the Manager on the terms and conditions determined by the Manager.

     5.2 NO  LIABILITY  FOR  OBLIGATIONS  OF THE  FUND,  BRC,  BIC OR ANY  OTHER
SUBSIDIARY. No Shareholder shall be liable for any debts, obligations or liabilities of the Fund, BRC, BIC or any other Subsidiary, whether arising in contract, tort or otherwise; provided, however, that contributions of a Shareholder and his share of any undistributed assets of the Fund shall be subject to the risks of the operations of the Fund.

     5.3 NO RIGHT OF MANAGEMENT OR AUTHORITY TO ACT. No Shareholder in its capacity as a Shareholder shall take any part in the direction, management or control of the business or activities of the Fund, BRC, BIC or any other Subsidiary, transact any business for or on behalf of the Fund, BRC, BIC or any Subsidiary or have any right, power or authority to bind the Fund, BRC, BIC or any other Subsidiary. Holders of Preferred Shares and Common Shares have no right, power or privilege to vote on, consent to or approve any action or matter under any circumstances whatsoever. Except as specifically otherwise required by this Agreement, no Shareholder shall have any right, power or privilege to vote on, consent to or approve any action or matter under any circumstances whatsoever. Those Shareholders owning Undivided Shares shall have the limited right to consent only as and when required by Section 2.3, 3.1(h), 9.1 or 9.3 of this Agreement. The Shareholders shall have no appraisal rights with respect to their Shares or any other interest in the Fund in connection with any amendment, restatement or supplement of this Agreement, any merger or consolidation in which the Fund is a constituent party, or the sale of all or substantially all of the assets of the Fund. The Shareholders shall have no right to approve any transfer or domestication or continuance described in Section 18-213(a) of the Act.

     5.4 ESTATE FREEZE ELECTION AND RELINQUISHMENT OF REDEMPTION AND VOTING RIGHTS. After a Person is admitted to the Fund as a Shareholder, the Shareholder will be eligible to make the Estate Freeze Election and may do so by delivering to the Manager, on the form provided therefor by the Manager, such Shareholder's request that the Manager consent to the division of all or a portion of such Shareholder's Shares into Preferred Shares and Common Shares. The Manager may grant or withhold such consent in its sole discretion. Division of Shares acquired through the reinvestment of distributions from the Fund will not be permitted. The Manager's consent, if granted, will be effective at the beginning of the next calendar quarter that begins ten or more business days after a written Estate Freeze Election is received by the Manager. The division of each Undivided Share for which an Estate Freeze Election has been made and granted into one Preferred Share and one Common Share will be reflected in the Fund's books and records in the manner described in Sections 4.1 and 6.2 upon the effectiveness of such consent. Such division shall not constitute the creation of separate series of members or limited liability company interests within the meaning of Section 18-215 of the Act. All Shares so divided shall cease to be outstanding (although such Shares shall be assumed to be outstanding for certain purposes of this Agreement, as expressly set forth herein), and the Preferred Shares and Common Shares resulting from such division shall represent the aggregate rights of the Shareholder in respect of such divided Shares, to the extent and as provided in this Agreement. As of the effective date of the Manager's consent to the Estate Freeze Election, the electing Shareholder and such Shareholder's successors in interest will relinquish all rights to redeem the Preferred Shares and Common Shares resulting from such division. Such Shareholder and such Shareholder's successors in interest will have no right to cause the Fund to redeem Preferred Shares, Common Shares or Paired Share Units. Upon written request to the Manager stating the reasons for and circumstances of a proposed simultaneous redemption of the Preferred Shares and the Common Shares constituting Paired Share Units, the Manager may, in its sole discretion, grant or withhold its consent to such redemption. The Manager's consent, if granted, will result in the simultaneous redemption of the Preferred Shares and the Common Shares constituting Paired Share Units based on the amounts referred to in Section 10.4 hereof and in accordance with the redemption practices set forth in Article 10. No redemption of Preferred Shares or Common Shares, without a simultaneous redemption of the corresponding Common Shares or Preferred Shares, will be permitted. After the automatic conversion of Preferred Shares and Common Shares into full and fractional Undivided Shares at the conclusion of the Twenty Year Period applicable thereto pursuant to Section 4.1(b), such Undivided Shares shall have the full redemption rights set forth in Article 10 and the consent rights provided in Sections 2.3, 3.1(h), 9.1 and 9.3 of this Agreement. The owners of Preferred Shares and Common Shares shall have no right, power or privilege to vote on, consent to or approve any action or matter under any circumstances whatsoever.

                                    ARTICLE 6
                      CAPITAL ACCOUNTS AND TAX ALLOCATIONS

     6.1 (a) CAPITAL ACCOUNTS. There shall be established on the books of the Fund a capital account for each Shareholder which shall reflect the value of such Shareholder's interest in the Fund (hereinafter a "Capital Account"), which Capital Account shall initially be equal to such Shareholder's Capital Contribution and shall thereafter be adjusted in accordance with the following provisions:

     (i) To each Shareholder's Capital Account there shall be credited (A) such Shareholder's allocable share of Profit, (B) the amount of any Fund liabilities (as determined under Code Section 752) that are expressly assumed in writing by such Shareholder (other than liabilities secured by property distributed to such Shareholder), and (C) the amount of any distribution reinvested by such Shareholder in any additional Undivided Shares.

     (ii) To each Shareholder's Capital Account there shall be debited the amount of cash and the value (as used for purposes of determining Net Asset Value per Share) of any Fund asset distributed to such Shareholder pursuant to any provision of this Agreement (net of any liabilities that are assumed by such Shareholder or to which such asset is taken subject), such Shareholder's allocable share of Loss, and the amount of any liabilities of such Shareholder that are assumed by the Fund.

     (iii) In the event that the Book Value of the Fund assets is adjusted pursuant to the definition of Book Value in Article 1 hereof, the Capital Accounts of all Shareholders shall be adjusted simultaneously to reflect the aggregate net adjustments as if the Fund recognized Profit or Loss equal to the respective amounts of such aggregate net adjustments immediately before the event causing such adjustment to Book Value.

     (b) ALLOCATIONS GENERALLY. Except as otherwise provided in this Article 6, Profit or Loss of the Fund shall be allocated pro rata to and among all Undivided Shares and Paired Share Units outstanding. Except as otherwise provided in this Article 6, Profit or Loss allocable to outstanding Paired Share Units shall be further allocated to the Capital Accounts for the constituent Preferred Shares and Common Shares, respectively, in accordance with Section 6.2.

     6.2 (a) ESTABLISHMENT OF CAPITAL ACCOUNTS FOR PREFERRED SHARES AND COMMON SHARES. When an Estate Freeze Election has been made and is in effect, there shall be established on the books of the Fund a separate Capital Account for the Shareholder which shall reflect the value of such Shareholder's Preferred Shares and a separate Capital Account for the Shareholder which shall reflect the value of such Shareholder's Common Shares. The Initial Preferred Capital Account shall equal 95% of the Capital Contribution made in respect of the Undivided Shares from which such Preferred Shares were derived, plus or minus adjustments made pursuant to this Section 6.2(a). The Capital Account of the Common Shares shall initially be equal to 5% of the Capital Contribution made in respect of the Undivided Shares from which such Common Shares were derived, plus or minus adjustments made pursuant to this Section 6.2(a). The Capital Accounts for Common Shares and Preferred Shares as of the effective date of the Estate Freeze Election shall be adjusted to reflect all adjustments previously made to the Capital Account for the associated Undivided Shares, allocating such adjustments between the Capital Accounts of the Common Shares and the Preferred Shares in the manner required by Sections 6.1, 6.2(b) and 8.1 as if such Capital Accounts had been established when the Shares so divided were issued to the original holder thereof, and thereafter adjusted in accordance with the provisions of Sections 6.1, 6.2(b) and 8.1.

     (b) ALLOCATIONS BETWEEN COMMON SHARES AND PREFERRED SHARES. For any Fiscal Year (or portion thereof), Profit and Loss initially allocated in respect of an outstanding Paired Share Unit pursuant to Section 6.1(b) shall be further allocated between the constituent Preferred Share and Common Share in accordance with the following provisions.

     (i) Profit shall be allocated in the following order and priority:

          (A) first, to the Capital Account for the Preferred Shares, as may be necessary to reverse all prior allocations of Loss made to such Capital Account;

          (B) second, to the Capital Account for the Common Shares, as may be necessary to reverse all prior allocations of Loss made to such Capital Account;

          (C) third, to the Capital Account for the Preferred Shares, an amount which equals the Preferred Return on such Preferred Shares, reduced by cumulative distributions to (or attributable to) such Preferred Shares in excess of the cumulative prior Preferred Return thereon; and

          (D) fourth, the Capital Account for the Common Shares, to the extent of any Profit, if any, which exceeds the Preferred Return on the Preferred Shares.

     (ii) Loss shall be allocated in the following order and priority:

          (A) first, to the Capital Account for the Common Shares, until such Capital Account is reduced to zero;

          (B) second, to the Capital Account for the Preferred Shares, until such Capital Account is reduced to zero; and

          (C) third, to the Capital Account for the Common Shares, to the extent of any Loss not allocated under Section 6.2(b)(ii)(A) and (B).

     (c) CONVERSION OF PREFERRED SHARES AND COMMON SHARES. Upon the automatic conversion of Preferred Shares and Common Shares into full and fractional Undivided Shares upon the conclusion of the Twenty Year Period applicable to such Preferred Shares and Common Shares, the opening Capital Account balance for the Undivided Shares issued to a Shareholder for such Shareholder's Preferred Shares shall equal the Capital Account balance for such Preferred Shares as adjusted through the conversion date, and the opening Capital Account balance for the Undivided Shares issued to a Shareholder for such Shareholder's Common Shares shall equal the Capital Account balance for such Common Shares as adjusted through the conversion date.

     6.3 RESTRICTIONS ON CAPITAL ACCOUNTS. A Shareholder shall not be entitled or permitted to withdraw any part of such Shareholder's Capital Account(s) or to receive any distributions from the Fund, except as provided in Section 5.4 and Articles 8, 9, and 10; nor shall a Shareholder be entitled to make any Capital Contribution to the Fund other than as expressly provided in this Agreement. No Shareholder shall receive interest on such Shareholder's Capital Account(s).

     6.4 COMPLIANCE WITH TREASURY REGULATIONS. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) as in effect on the date hereof, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are made or computed in order to comply with such Regulations and any amended or successor Regulations, the Manager may make such modification.

     6.5 TAX ALLOCATIONS.

     (a) Except as otherwise provided in this Agreement, for federal income tax purposes, all items of Fund income, gain, loss, deduction, basis, amount realized, and credit (and the character and source of such items) shall be allocated among the Shareholders in the same manner as the corresponding items of income, gain, loss, deduction or credit are allocated to Capital Accounts pursuant to Section 6.1, 6.2 and 6.4, and the Fund shall maintain such books, records and accounts as are necessary to make such allocations.

     (b) The Manager is authorized to make, for tax purposes, allocations of income, gain, loss or deduction or adopt conventions as are necessary or appropriate to comply with Section 704(c) of the Code and the relevant Treasury Regulations or Internal Revenue Service pronouncements thereunder, in particular, in respect of Precontribution Gain or Loss and adjustments to the Book Value of Fund assets in accordance with the definition thereof.

          (i) The Manager intends to make such allocations with respect to any gain realized from the sale of Acceptable Securities (whether by the Fund, the Company or the Portfolio) to and among the Shareholders pursuant to the traditional method under Section 704(c) of the Code and Section 1.704-3(b) of the Treasury Regulations, with such simplifying conventions as the Manager may determine are appropriate, so as to take into account, to the full extent permitted by applicable law and regulations, any Precontribution Gain or Precontribution Loss.

          (ii) Allocations with respect to any property held by the Portfolio that has a value (as determined for purposes of determining Net Asset Value per Share) different from its adjusted tax basis on the date on which the Fund issues any Shares (or fractions thereof) pursuant to Section 4.5 or 8.1(d) will be made to and among the Shareholders in accordance with the traditional method under Section 704(c) of the Code and Section 1.704-3(b) of the Treasury Regulations, with such simplifying conventions as the Manager may determine are appropriate, and in conformity with Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(4)(i) of the Treasury Regulations.

          (iii) The Manager intends to account for any shifts in Precontribution Gain or Precontribution Loss caused by the distribution of securities (other than securities contributed by the receiving Shareholder) in a manner designed to preserve with respect to each Shareholder the amount of the Shareholder's Precontribution Gain or Loss. Thus, the Manager currently intends that if a security with Precontribution Gain as to one Shareholder is distributed to another Shareholder or another investor in the Portfolio or Company, the amount of the first Shareholder's Precontribution Gain attributable to the distributed security would be reallocated among the remaining securities contributed to and then held in the Portfolio in proportion to the respective amounts by which their market values exceed the sum of their tax bases and other precontribution gain in respect of such contributed securities. Upon the Portfolio's later disposition at a gain of any security to which such Precontribution Gain has been so reallocated, gain on such disposition generally would be allocated as follows: (1) gain to the extent of the original precontribution gain in respect of such security would be allocated to the investor in the
     Portfolio  (and  the  investor  in the  Company  and  the  Shareholder,  as applicable) which contributed such security, (2) Precontribution Gain reallocated to the security would be allocated through the Company and the Fund to the Shareholder which contributed the security the previous distribution of which gave rise to such reallocation and (3) any remaining gain would generally (after taking into account any allocations required under Section 6.5(b)(ii) hereof) be allocated to and among all investors in the Portfolio (and all investors in the Company and all Shareholders) in proportion to their respective shares of the post-contribution appreciation. The Manager also currently intends that, in general, if securities are distributed in redemption of Shares to a Shareholder who has Precontribution Gain with respect to other securities contributed to the Fund and then held by the Portfolio, the Precontribution Gain of such distributee Shareholder with respect to such other securities contributed to the Fund and then held by the Portfolio would be reduced by an amount equal to the excess of the fair market value of the distributed securities at the time of the redemption over the tax basis of the distributed securities in the hands of the distributee Shareholder, which reduction would be allocated pro rata to such Precontribution Gain (subject to possible simplifying conventions). The Manager currently intends to account for shifts for built-in gain and built-in loss items described in Section 6.5(b)(ii) in a manner similar to that described in this subparagraph (iii) for Precontribution Gain and Precontribution Loss.

     (c) If a Shareholder sells or redeems any or all of such Shareholder's Shares or purchases additional Shares, or if the number of Shares held by a Shareholder is otherwise reduced or increased during a taxable year of the Fund for any reason, the Shareholders' respective distributive shares of items for such year shall be determined on a daily pro rata basis.

     (d) The allocations provided in this Section 6.5 are for tax purposes only and shall in no way affect the allocations provided for in Section 6.1(b) and 6.2(b), the distributions provided for in Article 8 (except for Special Precontribution Gain Distributions), the withdrawals provided for in Section 5.4 and Article 10, or the distribution of proceeds upon termination of the Fund as provided in Article 9. The allocations provided in this Section 6.5 are intended to comply with Treasury Regulations Section 1.704-1(b) and 1.704-3(b). The Manager may amend the provisions of this Section 6.5 to conform with any amendments to such Regulations or with any additional Regulations promulgated under Code Section 704.

     6.6 TRANSFER OF CAPITAL ACCOUNTS. The original Capital Account established for each substituted Shareholder shall be in the same amount as the Capital Account of the Shareholder to which such substituted Shareholder succeeds, as of the date that such substituted Shareholder is admitted to the Fund. If a portion of the Shares owned by a Shareholder is transferred, the Capital Account for the substituted Shareholder's Shares so transferred shall be in the same amount as the Capital Account of the transferor Shareholder with respect to the applicable portion of the shares so transferred. The Capital Account of any Shareholder whose interest in the Fund is increased by means of the transfer to such Shareholder of all or part of the Shares of another Shareholder shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or distribution or allocation to a then Shareholder shall include a Capital Contribution or distribution or allocation previously made by or to any prior Shareholder on account of the Shares of such then Shareholder.

     6.7 REGULATORY ALLOCATIONS.

     (a) QUALIFIED INCOME OFFSET. If any Shareholder unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in any Fiscal Year, and as a result would, but for this Section 6.7(a), have a deficit balance in his Capital Account as of the last day of such Fiscal Year (taking into account the amount of such Shareholder's share of Fund Minimum Gain (including for this purpose such Shareholder's share of Shareholder Nonrecourse Debt Minimum Gain) as of such last day) which is in excess of the amount (if any) such Shareholder is unconditionally obligated to pay or contribute to the Fund as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(c), then items of income and gain of the Fund (consisting of a pro rata portion of each item of Fund income, including gross income and gain) for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be specially allocated to such Shareholder in the amount and in the proportions required to eliminate such excess as quickly as possible. For purposes of this Section 6.7(a), a Shareholder's Capital Account shall be computed as of the last day of a Fiscal Year in the manner provided in
Section 6.1 or 6.2 hereof (as applicable), but shall be increased by any allocation of income to such Shareholder for such Fiscal Year under Sections 6.7(b), 6.7(c) and 6.7(d) hereof.

     (b) GROSS INCOME ALLOCATION. If any Shareholder would otherwise have a deficit balance in his Capital Account as of the last day of any Fiscal Year (taking into account the amount of such Shareholder's share of Fund Minimum Gain (including for this purpose such Shareholder's share of Fund Nonrecourse Debt Minimum Gain) as of such last day) which is in excess of the amount (if any) such Shareholder is unconditionally obligated to pay or contribute to the Fund as described in Treasury Regulations Section 1.704-(b)(2)(ii)(c), then items of income and gain of the Fund shall be specially allocated to such Shareholder (in the manner specified in Section 6.7(a) hereof) so as to eliminate such excess as quickly as possible. For purposes of this Section 6.7(b), a Shareholder's Capital Account shall be computed as of the last day of a Fiscal Year in the manner provided in Section 6.1 or 6.2 hereof (as applicable), but shall be increased by any allocation of income to such Shareholder for such Fiscal Year under Sections 6.7(c) and 6.7(d) hereof.

     (c) FUND MINIMUM GAIN CHARGEBACK. If there is a net decrease in Fund Minimum Gain during any Fiscal Year, each Shareholder shall be allocated items of Fund income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to such Shareholder's share of the net decrease in Fund Minimum Gain during such Fiscal Year, determined in accordance with Treasury Regulations Section 1.704-2(g). The requirement set forth in the preceding sentence shall be subject to the exceptions and limitations referred to in Treasury Regulations Section 1.704-2(f). This Section 6.7(c) is intended to constitute a "minimum gain chargeback" provision as described in Treasury Regulations Section 1.704-2(f) and shall be construed so as to meet the requirements of such Treasury Regulation.

     (d) SHAREHOLDER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. If there is a net decrease in Shareholder Nonrecourse Debt Minimum Gain during any Fiscal Year, each Shareholder shall be allocated items of Fund income and gain for such Fiscal Year or other period (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to such Shareholder's share of the net decrease in Shareholder Nonrecourse Debt Minimum Gain during such Fiscal Year, determined in a manner consistent with the provisions of Treasury Regulations Section 1.704-2(g)(2). The requirement set forth in the preceding sentence shall be subject to the exceptions and limitations referred to in Treasury Regulations Section 1.704-2(i)(4). This Section 6.7(d) is intended to comply with the minimum gain chargeback requirement contained in Treasury Regulations Section 1.704-2(i)(4), and shall be construed so as to meet the requirements of said Treasury Regulation.

     (e) SHAREHOLDER NONRECOURSE DEDUCTIONS. If one or more Shareholders bear the economic risk of loss (within the meaning of Section 1.752-2 of the Treasury Regulations) with respect to any Shareholder Nonrecourse Debt, Shareholder Nonrecourse Deductions attributable thereto shall be allocated among such Shareholders in accordance with the ratios in which such Shareholders share the economic risk of loss for such Shareholder Nonrecourse Debt.

     (f) LIMITATION ON LOSS ALLOCATIONS. With respect to any Shareholder, notwithstanding the provisions of Section 6.1(b), the amount of Loss for any Fiscal Year that would otherwise be allocated to a Shareholder under Section 6.1(b) shall not be so allocated if to do so would cause or increase a deficit balance in such Shareholder's Capital Account in excess of such Shareholder's share of Fund Minimum Gain (including such Shareholder's share of Shareholder Nonrecourse Debt Minimum Gain) plus his exposure with respect to debt or other obligations or liabilities of the Fund as of the last day of such Fiscal Year. Any Loss in excess of the limitation set forth in the preceding sentence shall be allocated among the Shareholders, pro rata, to the extent each, respectively, is liable or exposed with respect to any debt or other obligations or liabilities of the Fund. For purposes of this Section 6.7(f), a Shareholder's Capital Account shall be computed as of the last day of such Fiscal Year in the manner provided in Section 6.1 or 6.2 (as applicable), but shall be reduced for the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     6.8 CURATIVE ALLOCATIONS. The allocations set forth in Section 6.7 (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Shareholders intend to allocate Profit and Loss or make Fund distributions. Accordingly, notwithstanding the other provisions of this Article 6, but subject to the Regulatory Allocations, the Manager is hereby directed to reallocate items of income, gain, deduction and loss among the Shareholders so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Shareholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Manager anticipates that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Shareholders so that the net amount of the Regulatory Allocations and such special allocations to each such Shareholder is zero. The Manager shall have discretion to accomplish this result in any reasonable manner. In addition, if in any Fiscal Year there is a decrease in Fund Minimum Gain, or in Shareholder Nonrecourse Debt Minimum Gain, and application of the minimum gain chargeback requirements contained in Section 6.7(c) or Section 6.7(d) would cause a distortion in the economic arrangement among the Shareholders, the Manager may, if the Manager does not expect that the Fund will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirements.

     6.9 SPECIAL ALLOCATION OF PROFIT. In the event that there is distributed to a Shareholder a Special Precontribution Gain Distribution pursuant to Section 8.1(c), there shall be specially allocated to such Shareholder prior to any other allocations hereunder other than those pursuant to Section 6.7 and 6.8 an amount of Profit equal to the amount described in clause (i) of Section 8.1(c) divided by one minus the effective percentage used to calculate that portion of the Special Precontribution Gain Distribution referred to in clause (ii) of
Section 8.1(c).

     6.10 PARTNERSHIP CLASSIFICATION; FEDERAL TAX ELECTIONS.

     (a) PARTNERSHIP CLASSIFICATION. It is intended that the Fund will be treated as a partnership for federal income tax purposes and for purposes of the tax laws of the State of Delaware, the Commonwealth of Massachusetts and other jurisdictions. Each Shareholder agrees to take any action requested by the Manager that may be desirable to ensure that the Fund is so treated. Neither the Fund nor any Shareholder shall take any action that is inconsistent with such treatment. The Manager shall cause the preparation and timely filing of all Fund tax returns and shall file all other writings required by any tax authority having jurisdiction to require such filings.

     (b) FEDERAL TAX ELECTIONS. The Fund, in the sole discretion of the Manager, may make or revoke elections for federal tax purposes as follows:

          (i) In the case of a  distribution  of property  within the meaning of
     Section 734 of the Code, the Fund, in the absolute discretion of the Manager, may elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the remaining assets of the Fund; and

          (ii) All other elections required or permitted to be made by the Fund under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager, be in the best interest of the Fund and advantageous to individual Shareholders who are (1) married and filing joint federal income tax returns and (2) in the maximum marginal federal income tax bracket. (In reaching such opinion the Manager shall not be required to poll or survey the Shareholders.) The Fund shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges that may, in accordance with applicable law and regulations, be considered as expenses.

     (c) OTHER TAX ELECTIONS. The Fund, in the sole discretion of the Manager, may make, alter, amend or revoke all elections required or permitted to be made by the Fund under any applicable state or local tax law or regulation.

         6.11     TAX MATTERS PARTNER.

     (a) The Manager shall be the Tax Matters Partner pursuant to Section 6231 of the Code. The Tax Matters Partner shall have the following duties:

          (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, profits interest and taxpayer identification number of each Shareholder, and such other information as may be required by such law or regulations, to the Secretary of the Treasury or the delegate thereof; and

          (ii) to the extent and in the manner required by applicable law and regulations, to keep each Shareholder informed of administrative and judicial proceedings for the adjustment at the Fund level of any item required to be taken into account by a Shareholder for federal income tax purposes (such administrative and judicial proceedings referred to hereinafter as "judicial review").

     (b) The Fund shall indemnify and reimburse the Tax Matters Partner (solely out of Fund assets) for any and all expenses, including, without limitation, legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any judicial or administrative review with respect to the tax liability of the Shareholders. The payment of all such expenses shall be made before any distributions are made. No Manager (nor any affiliate or associate thereof) shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner.

     (c) The Tax Matters Partner is hereby authorized, but not required:

          (i) to enter into any settlement agreement with the Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the Fund and the Shareholders, except that such settlement agreement shall not bind any person or entity who is entitled to file and who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Service stating that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such person or entity;

          (ii) in the event that a notice of a final administrative adjustment at the Fund level of any item required to be taken into account by a Shareholder for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Fund's principal place of business is located or the United States Claims Court;

          (iii) to intervene in any action brought by or on behalf of the Fund or a Shareholder for judicial review of a final adjustment;

          (iv) to file a request for an administrative adjustment with the Service at any time and, if any part of such request is not allowed by the Service, to file a petition for judicial review with respect to such request;

          (v) to enter into an agreement with the Service to extend the period for assessing any tax which is attributable to any Fund item required to be taken into account by a Shareholder for tax purposes, or an item affected by any such item; and

          (vi) to take any other action on behalf of the Fund or a Shareholder in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

                                    ARTICLE 7
                            VALUATION OF FUND ASSETS

     Whenever valuation of the Fund's net worth or of any particular asset of the Fund is required, unless otherwise expressly provided in this Agreement, the Manager shall authorize and empower the Investment Adviser to make a good faith determination of the value of all non-cash assets of the Fund (if net worth is to be evaluated) or of such particular asset.

     (a) The value of the Fund's shares of the Company shall reflect the value of the Company's proportionate interest in the Portfolio.

     (b) The Qualifying Assets will be valued as determined in good faith by the Investment Adviser, after consideration of all relevant factors, data and information. Holdings of traded physical commodities will be valued at their current values based on closing sale prices (or the mean between the closing bid and asked prices on days when no sales occur) in the principal market on which such commodities are normally traded.

     (c) Over-the-counter options, interest rate and equity swaps, and other derivatives for which prices are not readily available will be valued as determined in good faith by the Investment Adviser. In determining such value, the Investment Adviser may consider, among other things, dealer and counterparty quotes and pricing models.

     (d) Investment Property will be valued as determined in good faith by the Investment Adviser.

     (e) The value of the Fund's investments in BRC, BIC and any other Subsidiary shall reflect the Fund's proportionate interest in the value of the respective assets of BRC, BIC and such other Subsidiary.

     Subject to the foregoing provisions of this Article 7, any determination of the Fund's net worth or the value of a particular asset shall be made in accordance with generally accepted accounting principles as applicable to the Fund; provided, however, that no value shall be assigned to the Fund name and goodwill or to the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records; and provided, further, that liabilities of the Fund shall be taken at the amounts at which they are carried on the books of the Fund, reasonable provision to be made, however, for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Fund, for the expenses (to be borne by the Fund) of the liquidation and winding up of the Fund's affairs. Promptly after completing any such determination of value with respect to the Fund's portfolio in connection with a distribution of assets in kind on the termination of the Fund, the Manager shall give written notice of such determination to all Shareholders.


                                    ARTICLE 8
                                  DISTRIBUTIONS

     8.1 DISTRIBUTIONS OF CURRENT INCOME; DISTRIBUTIONS OF CAPITAL GAIN; REINVESTMENT.

     (a) On the last business day of each Fiscal Year or shortly thereafter, the Fund shall distribute an amount approximately equal to the Net Current Income of the Fund for the Fiscal Year, if any, to the Shareholders. The term "Net Current Income" shall mean the net income accrued by or allocated to the Fund (other than net income attributable to gains described in Section 8.1(b) and Section 8.1(c) of this Agreement) for the Fiscal Year ended, determined in accordance with generally accepted accounting principles. Such distributions shall be made to the Shareholders pro rata in proportion to the number of Undivided Shares and Paired Share Units then outstanding. Amounts distributed in respect of Paired Share Units shall be allocated in the following manner: (i) to the Preferred Shares in amounts not to exceed their cumulative accrued but undistributed Preferred Return; and (ii) the balance, if any, to the corresponding Common Shares.

     (b) On the last business day of each Fiscal Year or shortly thereafter, the Fund shall distribute an amount approximately equal to 22% (which percentage may be adjusted to reflect changes in the effective maximum marginal individual federal tax rate for long-term capital gains) of net realized capital gains that are long-term gains, if any, other than net realized long-term capital gains that are Precontribution Gains. Distributions with respect to net realized gains other than Precontribution Gains shall be made to the Shareholders pro rata in proportion to the number of Undivided Shares and Paired Share Units then outstanding. Amounts distributed in respect of Paired Share Units shall be allocated in the following manner: (i) to the Preferred Shares in amounts not to exceed their cumulative accrued but undistributed Preferred Return; and (ii) the balance, if any, to the corresponding Common Shares.

     (c) On the last business day of each year or shortly thereafter, the Fund shall distribute (i) an amount approximately equal to 22% (which percentage may be adjusted to reflect changes in the effective maximum marginal individual federal tax rate for long-term capital gains) of the realized Precontribution Gains allocated to any Shareholder that are long-term gains other than realized long-term Precontribution Gains allocated to a Shareholder with respect to a Tender Security contributed by such Shareholder or by such Shareholder's predecessor in interest, plus (ii) an amount approximately equal to 22% (which percentage may be adjusted to reflect any material ordinary income component or changes in the effective maximum marginal individual federal tax rate for long-term capital gains) of the amount of Profit specially allocated to the Shareholder pursuant to the provisions of Section 6.9 (any such distribution under (i) and (ii) is referred to herein as a "Special Precontribution Gain Distribution"). Any Special Precontribution Gain Distributions shall be made solely to the Shareholders to which such realized Precontribution Gains have been allocated and, among such Shareholders, will be made in proportion to the allocation of such realized Precontribution Gains. No distribution shall be made to a Shareholder with respect to Precontribution Gain realized on a Tender Security contributed by such Shareholder or by such Shareholder's predecessor in interest.

     (d) If a Shareholder has elected in the subscription documents heretofore executed by each Shareholder to have such Shareholder's portion of any distributions from the Fund reinvested in the Fund instead of being distributed to such Shareholder in cash, the reinvested amount of such distributions shall be applied to the purchase of Undivided Shares (including fractional Shares) at the Net Asset Value Per Share as of the date of distribution. The number of Undivided Shares owned by a Shareholder after a distribution under this Section
8.1 shall equal the number of Undivided Shares owned by such Shareholder immediately prior to such distribution plus the number of Undivided Shares purchased as provided above. Unless and until the Shareholder having made such election notifies the Manager of said Shareholder's decision to terminate such election (which notice must be received at least five days prior to the date of a distribution to be effective with respect to such distribution), such election shall be deemed to be a continuing election to have future distributions reinvested. Any such termination notice which is received within 5 days prior to the end of a Fiscal Year shall initially apply to the next Fiscal Year unless the Manager in its sole discretion determines otherwise. All notices given pursuant to this Section 8.1 shall be in such form or forms as the Manager may from time to time specify. Anything herein to the contrary notwithstanding, the Manager may in its sole discretion reduce or suspend distributions under Section
8.1 (a) or (b), or both, or limit or suspend the right of any or all Shareholders to reinvest distributions, in each case if the Manager determines that such action is in the best interest of the Fund. A Shareholder will not be permitted to make the Estate Freeze Election with respect to Undivided Shares acquired through the reinvestment of distributions from the Fund. Distributions made by the Fund on Preferred Shares and Common Shares may only be reinvested in full and fractional Undivided Shares.

     8.2 OTHER DISTRIBUTIONS. The Fund may, from time to time, in the Manager's sole discretion, make distributions (whether from income, gains, capital or any other source whatsoever) of Fund assets to the Shareholders in whole or in part in marketable equity securities or cash; provided that the Manager shall not distribute any marketable equity securities to a Shareholder unless such distribution will not give rise to the recognition of capital gain by any Shareholder. Such distributions shall be allocated among Shareholders in the same manner as distributions of Net Current Income, as described in Section 8.1(a). Any marketable equity securities so distributed shall be subject to the requirements of state and federal securities laws. In the event of a distribution of marketable equity securities, the value of such distribution

(other than for Capital Account purposes) shall be the value of such marketable equity securities as of the date of such distribution, determined pursuant to the provisions of Article 7. For purposes of such distribution, each class of marketable equity securities of any issuer shall be considered a different asset, with each portion of such class having a different adjusted tax basis for federal income tax purposes being considered a different asset.

     8.3  NO CREDITOR STATUS.   For  purposes  of  Section  18-606 of the Act, a
Shareholder entitled to receive a distribution pursuant to this Article 8 shall not be deemed to be a creditor of the Fund with respect to such distribution.

     8.4 TREATMENT OF TAXES WITHHELD OR PAID ON BEHALF OF SHAREHOLDERS. All amounts paid or withheld by the Fund pursuant to the Code or any provisions of any state, local or foreign tax law or regulation with respect to any allocation, payment or distribution to any Shareholder shall be treated as a cash distribution or cash payment to such Shareholder and the Capital Account of such Shareholder shall be reduced by such amount.


                                    ARTICLE 9
                       DISSOLUTION AND TERMINATION OF FUND

     9.1 DISSOLUTION.

     (a) Except as otherwise provided in Section 9.1(b) the Fund shall be dissolved upon the first to occur of the following events:

          (i) the election to dissolve the Fund by the Manager with the Consent of the Shareholders;

          (ii) the election of the Manager to dissolve the Fund at such time as the net asset value of the Fund is less than $25,000,000;

          (iii) the Fund disposes of all or substantially all of its assets;

          (iv) the filing with the records of the Fund of written consents to such dissolution executed by all of the Shareholders owning Undivided Shares; and

          (v) any other act or event that causes a dissolution of the Fund under the Act.

     (b) Upon the occurrence of any other act or event as provided in Section 9.1(a)(v), the Fund shall dissolve unless those Shareholders holding at least a majority of the outstanding Undivided Shares consent to the designation and admission of a successor Manager (if necessary) and the election to continue the Fund as a limited liability company (or, if necessary, as a successor limited liability company), upon substantially the same terms and conditions as are set forth in this Agreement or as otherwise agreed in writing. The election to continue the Fund as a limited liability company (or, if necessary, as a successor limited liability company) shall be exercisable only within 120 days after the occurrence of the act or event referred to in Section 9.1(a)(v).

     9.2 DEATH OR TERMINATION OF A SHAREHOLDER. The death, insanity, incompetence, withdrawal, retirement, resignation, expulsion, bankruptcy, insolvency, dissolution or termination of a Shareholder, or the occurrence of any other event which terminates the membership of a member in the Fund within the meaning of the Act shall not result in the termination or dissolution of the Fund.

     9.3 LIQUIDATION OF FUND ASSETS UPON DISSOLUTION.

     (a) Upon dissolution, the Fund business shall be liquidated in an orderly manner in accordance with the provisions of this Section 9.3. The Manager shall be the liquidator to wind up the affairs of the Fund pursuant to this Agreement; provided, however, that if there shall be no Manager, the Shareholders (acting by Consent of the Shareholders) may appoint one or more liquidators to act as the liquidator(s) in effecting such liquidation. The liquidator(s) are authorized to sell, exchange or otherwise dispose of the assets of the Fund, or to distribute Fund assets in kind, as the liquidator(s) shall determine to be in the best interest of the Shareholders. The liquidator(s) are also authorized to hold any funds required to be held in escrow pursuant to the provisions of any agreement for the sale of investments which require such an escrow. Such escrowed funds shall be deposited in an interest bearing account. The reasonable out-of-pocket expenses incurred by the liquidator(s) in connection with winding up the Fund, all other liabilities or losses of the Fund or the liquidator(s) incurred in accordance with the terms of this Agreement and reasonable compensation for the services of the liquidator(s) shall be borne by the Fund; provided, however, that if the amount reserved to cover contingent liabilities and the expenses of liquidation and winding up the affairs of the Fund (including compensation for the services of the liquidator(s)) shall be in excess of the amount required, or shall be insufficient to fund all such liabilities and expenses, then the excess or deficiency, as the case may be, shall be allocated among the Capital Accounts of the Shareholders in accordance with paragraph (iii) of Section 9.3(b) below. Subject to the provisions of the preceding sentence, the liquidator(s) shall not be liable to any Shareholder or the Fund for any loss attributable to any act or omission of the liquidator(s) taken in good faith in connection with the winding up of the Fund and the distribution of Fund assets, provided that nothing in this Section 9.3(a) shall be deemed to protect or exonerate from liability to any Shareholder or to the Fund any liquidator(s) who shall have been finally adjudicated by a court or other body before which the proceeding was brought not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and to be liable to the Shareholder or the Fund by reason thereof. The liquidator(s) may consult with counsel and accountants with respect to winding up the Fund and distributing its assets and shall be justified and protected in acting or omitting to act in accordance with the advice or opinion of such counsel or accountants, provided that the liquidator(s) shall have used reasonable care in selecting such counsel or accountants. Except as otherwise set forth in this Agreement, the Manager or liquidator(s) shall not be liable for the return or repayment of the Capital Contributions of any Shareholders.

     (b) Upon termination of the Fund, its liabilities and obligations to creditors (including creditors who are Shareholders) shall be paid from cash on hand or from the liquidation of Fund properties, and, after payment or provision for payment of all debts of the Fund, the following provisions shall govern with respect to the distribution of the remaining assets to the Shareholders:

          (i) The liquidator(s) shall determine which of the assets of the Fund shall be liquidated and which shall be distributed to the Shareholders in kind.

          (ii) After the liquidation of all Fund assets other than assets which the liquidator(s) shall have determined to distribute in kind, the Fund net worth shall be determined. For purposes of determination of net worth all values shall be established in accordance with the provisions of Article 7 as of the valuation date.

          (iii) All Fund assets remaining after provision for liquidation expenses (including the excess or deficiency, referred to in Section 9.3(a), of the amount reserved to cover contingent liabilities and the expenses of liquidation and winding up) shall then be distributed to the Shareholders in cash or in kind in proportion to the positive balances in their respective Capital Accounts. Any Shareholder may be compelled to accept a distribution of any asset in kind from the Fund notwithstanding the fact that the percentage of the asset distributed to such Shareholder is less than or exceeds a percentage of that asset which is equal to the percentage in which such Shareholder shares in distributions pursuant to this Section 9.3(b). All Shareholders shall be furnished a written report accounting for the manner of all such distributions.

                                   ARTICLE 10
                              REDEMPTION OF SHARES

     10.1 REDEMPTION BY SHAREHOLDERS AND THE FUND.

     (a) Except as otherwise provided in Sections 5.4, 10.1(c) and 10.4 hereof, each Shareholder holding Undivided Shares may withdraw capital from the Fund by redeeming all or any portion of such Shareholder's Undivided Shares on any business day. The redemption price will be based on the Net Asset Value per Share next determined after receipt by the Fund of a written redemption request executed by the Shareholder or his legal representative, together with any documentation the Fund may require to effect the redemption. Redemption of Preferred Shares, Common Shares and Paired Share Units shall be subject to Sections 5.4 and 10.4 hereof. Shares redeemed within three years of issuance will be subject to a redemption fee payable to BMR and equal to 1% of the aggregate net asset value of the Shares redeemed, except that no redemption fee will be imposed on (i) Shares acquired through the reinvestment of distributions made by the Fund, (ii) Shares redeemed in connection with a taxable tender offer or other taxable corporate event involving securities contributed by the redeeming Shareholder, (iii) Shares redeemed following the death of all of the initial owners of the Shares redeemed, (iv) Shares redeemed pursuant to the Systematic Redemption Plan referred to in the Memorandum, or (v) Shares redeemed by the Manager. The redemption fee, if applicable, will be deducted from the redemption proceeds and paid to BMR in cash by the Fund on behalf of the redeeming Shareholder. The Fund may redeem shares of the Company for cash to provide for such payment.

     (b) The Fund intends to satisfy redemption requests principally by distributing securities drawn by the Company from the Portfolio, but may also distribute cash. If specified by the redeeming Shareholder, the Fund will satisfy a redemption request by distributing securities held in the Portfolio at the time of the redemption that were contributed to the Fund by such Shareholder. In meeting a Shareholder redemption occurring within seven years of a contribution of securities by the redeeming Shareholder, the Fund will not, unless requested in writing by the redeeming Shareholder, distribute any securities other than securities contributed by such Shareholder while retaining in the Fund, the Company or the Portfolio any securities that were contributed by such Shareholder during the preceding seven years if the value of the distributed securities exceeds the redeeming Shareholder's adjusted basis in the Fund. If requested by a redeeming Shareholder making a redemption of at least $1 million occurring more than seven years after such Shareholder's admission to the Fund, the Fund will generally provide the redeeming Shareholder with a Diversified Basket of Securities representing a range of industry groups that is drawn from the Portfolio and selected by the Investment Adviser in its sole discretion. The Fund will not provide a redeeming Shareholder with a Diversified Basket of Securities if such a distribution is expected to cause any other Shareholder, any investor in the Company or any investor in the Portfolio to realize taxable gain. No Qualifying Asset will be distributed to satisfy a redemption request, and any Restricted Security will be distributed only to the Shareholder which contributed it to the Fund or to such Shareholder's successor in interest. Except as otherwise provided above in this paragraph (b), the allocation of the redemption between securities and cash and the selection of securities to be distributed will be at the sole discretion of the Investment Adviser. Distributed securities may include securities contributed by the redeeming Shareholder as well as other readily marketable securities held in the Portfolio.

     (c) Notwithstanding anything in this Agreement to the contrary, the Fund may delay or suspend redemption of Shares if such delay or suspension is required under a loan agreement or other contract of the Fund or any Subsidiary. The right of a Shareholder to redeem can be suspended and the payment of the redemption price deferred when the New York Stock Exchange is closed, during periods when trading on said Exchange is restricted or during any emergency as determined by the Securities and Exchange Commission, during any emergency which makes it impracticable for the Fund, Company or Portfolio to dispose of or value its assets, or during any other period permitted by order of the Securities and Exchange Commission for the protection of investors. Redemption requests that are timely made but not yet honored due to delay or suspension in accordance with this Section 10.1(c) will be honored in the order in which they are submitted (on a pro rata basis with respect to requests made as of the same date in proportion to the Shareholders' respective withdrawal requests). Once the

Fund has received a written request for redemption of Shares, such request cannot be revoked without the consent of the Manager.

     (d) The Fund may compulsorily redeem all or any portion of the Shares of a Shareholder if the Manager has determined that such redemption is necessary or appropriate to avoid registration of the Fund under the 1940 Act or the Securities Exchange Act of 1934, as amended, or to avoid adverse tax or other consequences to the Fund or the Shareholders. Each Shareholder, by acquiring Shares of the Fund, agrees that he will execute and deliver such instruments and documents as the Manager may require to effect such compulsory redemption. No redemption fee will be payable in the event of a compulsory redemption.

     (e) Each Shareholder, by acquiring Shares of the Fund, acknowledges and agrees that the Investment Adviser has the sole and exclusive right and power (subject to the Shareholder's right described in Section 10.1(b) to specify that the Fund service such Shareholder's redemption request by distributing securities held in the Portfolio at the time of the redemption that were contributed to the Fund by such Shareholder) to select the securities distributed to service the redemption of Shares, and that such Shareholder upon redemption of such Shareholder's Shares may be compelled to accept a distribution of an asset in kind from the Fund notwithstanding the fact that the percentage of the asset distributed to such Shareholder is less than or exceeds a percentage of that asset which is equal to the percentage in which such Shareholder shares in distributions from the Fund.

     10.2 EFFECTING REDEMPTIONS; TIME AND METHOD OF DISTRIBUTION.

     (a) Any Shareholder or his legal representative who shall be entitled pursuant to Section 10.1(a) or 10.3 hereof, or be required pursuant to Section 10.1(d) hereof, to withdraw capital from the Fund shall be entitled to receive the proceeds of his redeemed Shares (whether in securities or cash or both), net of any applicable redemption fee, ordinarily not more than five business days after

          (i) the Manager  receives  the  redemption  request  made  pursuant to
     Section 10.1(a) or Section 10.3, or

          (ii) a compulsory redemption is effected pursuant to Section 10.1(d),

or, if payment is to be made in securities, as soon as practicable following registration and processing of stock certificates by the transfer agents of the securities being distributed. Delays in registering and processing of stock certificates for securities being distributed (and, for distributions of securities the disposition of which is restricted under the Securities Act, delays in obtaining legal opinions required to effect transfer) may result in settlement taking substantially longer than five business days. No interest shall accrue or be paid with respect to amounts of withdrawn capital due to Shareholders.

     (b) The withdrawal of capital by a Shareholder pursuant to Section 10.1(a) shall be accomplished by redeeming Shares of such Shareholder in accordance with
Section  10.1 on the  business  day on which the  Manager  receives  the written withdrawal request, which may be provided by facsimile transmission. On any redemption of Shares under this Article 10, the securities to be delivered in distribution to the withdrawing Shareholder or such Shareholder's representative shall be designated by notice to such Shareholder or such representative within five business days from the date of the determination of the value of the redeemed Shares. The value of securities being distributed will be determined in accordance with the provisions of Article 7. Such Shareholder or such representative shall be entitled to such increases and shall bear such decreases in value of the designated securities as may occur after the date of designation. Any distribution of securities shall in any event be subject to compliance with federal and state securities laws.

     (c) The number of Shares owned by a Shareholder after a withdrawal of capital by such Shareholder shall equal the number of Shares owned by such Shareholder immediately prior to such withdrawal minus the number of Shares (or fractions thereof) redeemed as provided herein. In the event of the redemption of all of the Shares of any Shareholder, such Shareholder shall, immediately and without further action by such Shareholder or the Fund, be deemed to have resigned from the Fund within the meaning of the Act and shall thereupon cease to be a member and Shareholder of the Fund. Except as otherwise provided in this
Article 10, a Shareholder shall not have any right to resign as a member and Shareholder of the Fund.

     10.3 TENDER OFFERS. In the event of a taxable tender offer or other taxable corporate event with respect to a security held by the Portfolio which was contributed to the Fund by a Shareholder (a "Tender Security"), the Shareholder who contributed the security may redeem some or all of such Shareholder's Undivided Shares. If the Shareholder elects to redeem prior to the sale, tender or other disposition of the Tender Security by the Portfolio, such Shareholder's Undivided Shares will be redeemed to the extent requested by distributing to such Shareholder shares of the Tender Security (up to the number of shares thereof contributed by the redeeming Shareholder), plus other securities and/or cash as required to complete the redemption. No redemption fee will be payable in connection with any such redemption.

     10.4 PREFERRED SHARES AND COMMON SHARES. The owners of Paired Share Units, Preferred Shares and Common Shares shall have no redemption rights under this
Article 10. Upon the automatic conversion of Preferred Shares and Common Shares into Undivided Shares after the expiration of the applicable Twenty Year Period, such Undivided Shares shall be redeemable pursuant to and in accordance with this Article 10. Any Preferred Share redeemed with the consent of the Manager pursuant to Section 5.4 shall be entitled only to the priority repayment referred to in Section 4.1(b). Any Common Share redeemed with the consent of the Manager pursuant to Section 5.4 shall be entitled only to the proportionate positive balance, if any, in the Capital Account for such Common Share. Redemption prices will be calculated as of the time Net Asset Value per Share is next determined after receipt by the Fund or the Manager of a written redemption request executed by the Shareholder or his legal representative, together with any documentation the Fund may require to effect the redemption. Preferred Shares and Common Shares redeemed together with the consent of the Manager pursuant to Section 5.4 shall be subject to the redemption practices of the Fund set forth in this Article 10.

     10.5 REDEMPTION PRACTICES MAY BE CHANGED. The redemption practices of the Fund referred to in this Agreement may be altered or changed to reflect, accommodate or conform to changes in the Code, Treasury Regulations and administrative interpretations relating to the federal income, estate and gift tax laws.


                                   ARTICLE 11
                               RECORDS AND REPORTS

     11.1 BOOKS AND RECORDS. The Manager shall maintain or cause to be maintained books of account, kept on the accrual method of accounting, in which shall be entered fully and accurately the transactions of the Fund. The Manager may reflect any action taken by it on behalf of the Fund in any book, record or other document as the Manager may deem appropriate. Subject to such reasonable standards as may be determined by the Manager from time to time, including without limitation standards governing what information and documents are to be furnished at what time and location and at whose expense, a Shareholder may obtain from the Fund upon reasonable demand in writing (but only for a purpose stated in such demand which purpose must be reasonably related to such Shareholder's interest in the Fund) the information and documents referred to in
Section 18-305 of the Act.

     11.2 FINANCIAL REPORTS. Semi-annual unaudited financial statements reporting on the financial condition of the Fund's business and the results of its operations shall be furnished to each of the Shareholders. An annual audit of the Fund's financial statements shall be made by the Accountant and a copy of the report of such audit, together with the financial statements (consisting of a balance sheet, a statement of operations, a statement of cash flows, a list of the Fund's investments and related notes) shall be furnished to all Shareholders within a reasonable period after the close of each Fiscal Year. A report shall also be furnished to each Shareholder indicating such Shareholder's share of the income or loss of the Fund for the preceding Fiscal Year for federal income tax purposes. The Manager shall cause to be delivered to each Shareholder a Schedule K-1 with respect to each Fiscal Year. The Manager shall also cause to be delivered to each Shareholder upon request such other information as shall be reasonably requested by such Shareholder for purposes of filing any tax returns, and the Manager shall from time to time furnish such other information as any Shareholder shall reasonably request for the purpose of enabling such Shareholder to comply with any reporting or filing requirements imposed by any statute, rule, regulation or otherwise by any governmental agency or authority.


                                   ARTICLE 12
                                   AMENDMENTS

     12.1 AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended, restated or supplemented only by the Manager. Any such amendment or restatement shall be made by an instrument in writing signed by or on behalf of the Manager. Except as otherwise specifically required by Section 2.3, no consent or approval of the Shareholders is required to effect any such amendment, restatement or supplement. No Shareholder shall have appraisal rights as a result of any such amendment, restatement or supplement.

     12.2 AMENDMENT OF CERTIFICATE. The Certificate may be amended or restated only by the Manager. The Manager shall prepare and file, as appropriate and in accordance with the Act, any certificates referred to in Section 18-206 and 18-208 of the Act, and each of such certificates may be signed solely by the Manager.

     12.3 REORGANIZATION. Notwithstanding anything else herein, the Manager, in order to change the form of organization of the Fund, may, without Shareholder approval or consent, cause the Fund to consolidate or merge with or into or convert to one or more trusts, partnerships, limited liability companies, associations or other entities so long as the surviving or resulting entity is an entity intended to be classified as a partnership for federal income tax purposes. Such consolidation, merger or conversion shall not be subject to any authorization or approval by the Shareholders. No Shareholder shall have appraisal rights as a result of any such consolidation, merger or conversion.

     Pursuant to and in accordance with the provisions of Section 18-209(f) of the Act, and notwithstanding anything else herein, an agreement of merger or consolidation approved by the Manager in accordance with this Section 12.3 may effect any amendment to this Agreement or effect the adoption of a new limited liability company agreement of the Fund if the Fund is the surviving or resulting limited liability company in the merger or consolidation.


                                   ARTICLE 13
                                 INDEMNIFICATION

     13.1 INDEMNIFICATION OF COVERED PERSONS.

     (a) Each Person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such Person is or was a Covered Person or is or was serving at the request of the Fund as a manager, director, trustee, officer, employee or agent of another Person in which the Fund has or had any interest as a shareholder, creditor or otherwise

(hereinafter an "indemnitee"), whether the basis for such proceeding is alleged action in an official capacity as a Covered Person or as a manager, director, trustee, officer, employee or agent of another Person or in any other capacity while serving as such, shall be indemnified and held harmless by the Fund from and against any and all demands, claims, expenses, liabilities and losses whatsoever (including, without limitation, attorneys' fees, judgments, fines, penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided that no indemnification shall be provided under this Section 13.1(a) for any indemnitee with respect to any matter as to which it shall ultimately be determined by final judicial decision from which there is no further right of appeal (hereinafter a "final adjudication") that such indemnitee did not act in good faith in the reasonable belief that his action was in the best interest of the Fund and therefore is not entitled to indemnification hereunder. It is understood and agreed that officers and employees of the Manager or the Investment Adviser who serve as officers, directors or trustees of BRC, BIC or any other Subsidiary of the Fund are serving in such capacity at the request of the Fund, and that BMR is serving as manager of BRC, BIC and other Subsidiaries at the request of the Fund. To the extent that the Act is hereafter amended to permit broader or more complete indemnification rights to any such indemnitee, then this Section 13.1(a) shall be deemed and construed to permit such broader or more complete indemnification rights.

     (b) The indemnification rights conferred in Section 13.1(a) shall include the right to be paid by the Fund all expenses (including, without limitation, attorneys' fees) incurred in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by such indemnitee to repay all amounts so advanced if a final adjudication shall have determined that such indemnitee is not entitled to indemnification hereunder. The Fund shall be entitled to accept such undertaking without reference to the financial ability of such indemnitee to make repayment. The rights to indemnification and to the advancement of expenses conferred in Section 13.1(a) and 13.1(b) shall be contract rights and such rights shall continue as to any indemnitee who has ceased to be a Covered Person (or who has ceased to serve at the request of the Fund as a director, trustee, officer, employee or agent of another Person) and shall inure to the benefit of the indemnitee's heirs, executors, administrators, successors and assigns.

     (c) In any action brought by an indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Fund to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 13.1 or otherwise shall be on the Fund.

     (d) The rights to indemnification and to the advancement of expenses conferred in this Section 13.1 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, amendment or restatement of this Agreement, the By-Laws, contract or otherwise.

     (e) The Fund may maintain insurance, at its expense, to protect itself, the Manager, the Investment Adviser, any indemnitee, the Shareholders or any other Person against any claim, expense, liability or loss, whether or not the Fund would have the power to indemnify any such Person against such claim, expense, liability or loss under applicable law.

     13.2 MERGED PERSONS. For the purposes of this Article 13 references to "the Fund" include any constituent Person (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify an indemnitee as well as the resulting or surviving Person; so that any Person who is or was a Covered Person of such a constituent Person or is or was serving at the request of such a constituent Person as a trustee, director, officer, employee or agent of another Person shall stand in the same position under the provisions of this
Article 13 with respect to the resulting or surviving Person as he would have with respect to such a constituent Person if its separate existence had continued.

     13.3 SHAREHOLDERS. Notwithstanding the limitation on a Shareholder's liability set forth in Section 5.2 of this Agreement, in case any Shareholder or former Shareholder shall be held to be liable by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Fund to be indemnified against all losses and expenses arising from such liability, provided that no indemnification shall be granted by the Fund in violation of applicable law. Upon request, the Fund shall cause its counsel to assume the defense of any claim which, if successful, would result in an obligation of the Fund to indemnify the Shareholder as aforesaid.


                                   Article 14
                                POWER OF ATTORNEY

     14.1 APPOINTMENT; POWER. Each of the Shareholders hereby constitutes and appoints the Manager and each officer and the trustee of the Manager, and each of them, as such Shareholder's true and lawful agent and attorney-in-fact with full power of substitution, and with power to act in such Shareholder's name and on such Shareholder's behalf, to make, execute and deliver, swear to, acknowledge, file, and record (i) this Agreement, and amendments and supplements hereto or restatements hereof adopted pursuant to the provisions hereof (including but not limited to any such amendment required upon the admission of a successor or substitute Manager or a substitute or additional Shareholder, or the making of withdrawals of capital, the continuation of this Fund, the formation of a successor limited liability company or other successor entity or the doing of any act requiring the amendment of this Agreement under the laws of the State of Delaware and any such amendment relating to a successor limited liability company or other successor entity) and, upon termination of the Fund (or its successor), the articles of agreement of dissolution, as and if the same may be required by the law, (ii) any certificate or document required or permitted to be filed on behalf of the Fund pursuant to the Limited Liability Company Act of the State of Delaware (or any successor act), and any and all certificates or documents as necessary to qualify or continue the Fund as a limited liability company or other entity wherein the shareholders or members thereof have limited liability in the states where the Fund may be conducting activities, and all instruments which effect a change or modification of the Fund in accordance with this Agreement, (iii) any certificate of fictitious name, if required by law, (iv) any documents containing any investment representations and/or representations relating to the citizenship, residence and tax status required by any state or federal law or regulation, and (v) such other certificates, documents or instruments as may be required under the laws of the State of Delaware or the Commonwealth of Massachusetts or any other jurisdiction, or by any regulatory agency, as the Manager may deem necessary or advisable, in each case having full power and authority to execute such instruments on the Shareholder's behalf, whether or not such Shareholder consented to or approved such action; provided, however, that none of the foregoing acts shall increase the liability of any Shareholder beyond that expressly set forth in this Agreement.

     14.2 NATURE OF POWER.

     (a) The power of attorney granted in this Article 14 is a special power of attorney coupled with an interest and is irrevocable, shall survive the death or incompetency of a Shareholder, may be exercised by the attorney-in-fact by signature on behalf of any or all Shareholders and shall survive the delivery of an assignment by a Shareholder of the whole or any portion of such Shareholder's economic interest in the Fund, except that where the assignee, donee or other transferee of any such interest has been approved for admission to the Fund as a substituted Shareholder pursuant to the provisions of Section 4.7, the power of attorney shall survive the delivery of such assignment solely for the purpose of enabling the attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution.

     (b) Each Shareholder hereby gives and grants to such Shareholder's said attorney under this Power of Attorney full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in or in connection with this Power of Attorney as fully to all intents and purposes as such Shareholder might or could do if personally present, hereby ratifying all that such Shareholder's said attorney shall lawfully do or cause to be done by virtue of this Power of Attorney.

     (c) The existence of this Power of Attorney shall not preclude execution of any such instrument by such Shareholder individually on any such matter. A Person dealing with the Fund may conclusively presume and rely on the fact that any such instrument executed by such agent and attorney-in-fact is authorized, regular and binding without further inquiry.


                                   ARTICLE 15
                               GENERAL PROVISIONS

     15.1 NOTICES. Except as specifically provided elsewhere in this Agreement or in the By-Laws, all notices, requests and statements shall be deemed to have been properly given if mailed by overnight or first class mail, postage prepaid, or if sent by prepaid telegram, addressed, if to the Fund or Manager to The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109, or to any Shareholder to the address set forth in the shareholder record of the Fund, or, in any case, to such other address or addresses as may be specified by written notice.

     15.2 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Fund is a limited liability company formed under, and subject to the provisions of, the Act. In the event of any conflict or inconsistency between any provisions of this Agreement and any non-mandatory or default provision of the Act, the provisions of this Agreement shall control and take precedence.

     15.3 BINDING EFFECT. Each Shareholder of the Fund, by complying with the conditions for becoming a beneficial owner and acquiring Shares, is bound by all of the terms and provisions of the Agreement and of the By-Laws. The exercise by the Manager of its rights, powers, privileges, authority and discretion under this Agreement and the By-Laws under the circumstances then prevailing, shall be binding upon each Shareholder and every other Person interested. This Agreement and all of the terms and provisions hereof shall be binding upon, and shall inure to the benefit of the Manager and the Shareholders, and their legal representatives, heirs, successors and permitted assigns, except as expressly noted otherwise herein and except that no Shareholder may assign or transfer such Shareholder's rights or obligations under this Agreement in any manner other than as provided herein.

     15.4 INTEREST ON CAPITAL ACCOUNTS; LOANS. No interest shall accrue on the Capital Accounts of the Shareholders. Any Shareholder may make loans to the Fund on such terms as the lender and the Manager may agree.

     15.5 NOT A PUBLIC OFFERING. Each of the Shareholders understand that the sale to such Shareholder of Shares has not been registered under the Securities Act and that the offering and sale of the Shares was made in reliance upon an exemption from registration provided under the Securities Act. Each Shareholder represents and warrants that (a) such Shareholder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, (b) such Shareholder has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Shares, and (c) such Shareholder, at each time such Shareholder acquires Shares, is a Qualified Purchaser.

     15.6 INVESTMENT REPRESENTATIONS. Each Shareholder by acquiring Shares acknowledges that such Shareholder is acquiring such Shares for such Shareholder's own account for investment purposes and not with a view to the resale or distribution thereof, or of any part of such Shares, within the meaning of the Securities Act, and agrees that such Shareholder will not sell or otherwise dispose of such Shares or any part thereof without registration under the Securities Act or unless, in the opinion of counsel to the Fund, an exemption therefrom is available.

     15.7 GENDER AND NUMBER. The masculine gender shall be deemed to denote the feminine or neuter genders, the singular to denote the plural, and the plural to denote the singular, where the context so permits.

     15.8 PARTITION. Each Shareholder waives any right to partition or the right to take any other action which might otherwise be available to such Shareholder outside of the provisions of this Agreement for the purpose of severing such Shareholder's relationship with the Fund or such Shareholder's interest in the property held by the Fund from the interests of the other Shareholders until the end of the term of both this Fund and any successor entity formed pursuant to the terms hereof.

     15.9 SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provision or provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     15.10 AGREEMENT, REFERENCES, HEADINGS. A copy of this Agreement and of each amendment hereto and of the By-Laws shall be kept at the principal office of the Fund in Massachusetts where they may be inspected by any Shareholder during ordinary business hours. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such amendments have been made and as to other matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund or by an officer of the Manager to be a copy of this Agreement or of any such amendment thereto. In this Agreement or in any such amendment references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such amendment. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement and each amendment or restatement thereof may be executed in any number of counterparts each of which shall be deemed an original but all of which taken together shall constitute one Agreement.

     15.11 AUTHORITY OF SHAREHOLDER ENTITIES. Any corporation, partnership, trust or other entity which is a Shareholder represents and warrants that the execution, delivery and performance of private placement documents referred to in the Memorandum by such entity has been duly authorized by all necessary action and is valid and binding upon such entity. When such documents are executed by the trustee of any trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee.

     15.12 STATUS OF SUCCESSOR TRUSTEES AS SHAREHOLDERS. Any successor trustee or trustees of any trust which is a Shareholder of the Fund shall be entitled to exercise the same rights and privileges and be subject to the same duties and obligations as his predecessor trustee. As used in this Agreement, the term "trustee" shall include any and all such successor trustees.

     15.13 NO PERSONAL LIABILITY TO OTHERS. All Persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under or satisfaction or such credit, contract or claim; and no Shareholder, Manager or officer or employee of the Fund or trustee, officer or employee of the Manager, whether past, present or future, shall be personally liable therefor.

     15.14 INDULGENCES. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                  MANAGER

                  EATON VANCE MANAGEMENT


                  By:  /s/ Alan R. Dynner
                       ---------------------
                           Vice President


                  ORGANIZATIONAL SHAREHOLDER

                  EATON VANCE MANAGEMENT



                  By:  /s/ Alan R. Dynner
                       ---------------------
                           Vice President


                  SHAREHOLDERS:
                  THE PERSONS LISTED ON THE RECORDS OF THE FUND
                  AS SHAREHOLDERS

                  By EATON VANCE MANAGEMENT, AS MANAGER
                     AND ATTORNEY-IN-FACT


                  By:  /s/ Alan R. Dynner
                       ----------------------
                           Vice President